Execution Copy

EXHIBIT 10(b)

Stratus Technologies, Inc.

10.375% Senior Notes due 2008

Purchase Agreement

November 6, 2003

Goldman, Sachs & Co.,

J.P. Morgan Securities Inc.

Fleet Securities, Inc.

    As representatives of the several Purchasers

    named in Schedule I hereto,

c/o Goldman, Sachs & Co.,

85 Broad Street,

New York, New York 10004

Ladies and Gentlemen:

Stratus Technologies, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the “Purchasers”) an aggregate of $170,000,000 principal amount of the Company’s Senior Notes specified above (the “Securities”). The Securities will be unconditionally guaranteed as to the payment of principal, premium and interest (including special interest), if any, (a “Guarantee” and together, the “Guarantees”) by Stratus Technologies International S.à r.l., Stratus Equity S.à r.l. (each a “Luxembourg Guarantor”), SRA Technologies Cyprus, Ltd. (the “Cyprus Guarantor”), Stratus Technologies Bermuda Ltd. (the “Bermuda Guarantor”), Stratus Technologies Ireland Limited, Stratus Research & Development Ltd. (each an “Ireland Guarantor”), Cemprus Technologies Inc. and Cemprus LLC (each, a Delaware Guarantor”) (each a “Guarantor” and collectively, the “Guarantors”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Offering Circular (as defined) under the heading “Description of Notes”.

1. Each of the Company and the Guarantors, jointly and severally, represents and warrants to, and agrees with, each of the Purchasers that:

(a) A preliminary offering circular, dated October 24, 2003 and the first supplement offering circular, dated November 6, 2003 (collectively, the “Preliminary Offering Circular”), and an offering circular, dated November 6, 2003 (the “Offering Circular”) in each case including the international supplements thereto, which are attached to and made a part of the Preliminary Offering Circular and Offering Circular have been prepared in connection with the offering of the Securities. Any reference to the Preliminary Offering Circular or the Offering Circular shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities. The Preliminary Offering Circular and the Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

(b) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock, total debt or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular;

(c) As of the date of this Agreement and at the Time of Delivery (as defined below), each of the Company’s immaterial subsidiaries, as defined in the Description of Notes section of the Offering Circular, that are not named as Guarantors under this Agreement and are not guarantors of the Securities is not a “Domestic Subsidiary” as such term is defined in the Description of Notes section of the Offering Circular;

(d) The Company, the Guarantors and their respective subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, the Guarantors and their respective subsidiaries; and any real property and buildings held under lease by the Company, the Guarantors and their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company, the Guarantors and their respective subsidiaries;

(e) The Company, the Guarantors and their respective subsidiaries have each been duly incorporated and are validly existing as corporations, or other entities, in good standing (to the extent applicable) under the laws of their respective jurisdictions of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, and have been duly qualified as foreign corporations for the transaction of business and are in good standing under the laws of each other jurisdiction in which they own or lease properties or conduct any business so as to require such qualification, or are subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(f) Stratus Technologies Group, S.A. has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company and each Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company and each Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set

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forth in the Offering Circular) are owned directly or indirectly by the Company or applicable Guarantor, free and clear of all liens, encumbrances, equities or claims (other than (i) issued shares of capital stock that may be held by a local trustee and (ii) all of the issued shares of capital stock of the Company and the Guarantors which have been pledged to JPMorgan Chase Bank as security for the existing credit agreement);

(g) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture to be dated as of November 18, 2003 (the “Indenture”) between the Company, the Guarantors and U.S. Bank National Association, as Trustee (the “Trustee”), under which they are to be issued, which will be substantially in the form previously delivered to you; the Indenture has been duly authorized and, when executed and delivered by the Company, the Guarantors and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

(h) The Guarantees have been duly authorized by each of the Guarantors, and when the Indenture is executed, issued and delivered, the Guarantee provisions included therein will constitute valid and legally binding obligations of such Guarantors, entitled to the benefits provided by the Indenture and enforceable against them in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights from time to time in effect and to general equity principles (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding at law or in equity);

(i) The exchange and registration rights agreement to be dated November 18, 2003, among the Company, the Guarantors and the Purchasers (the “Registration Rights Agreement”) has been duly authorized by the Company and each of the Guarantors, and when duly executed and delivered (assuming due authorization, execution and delivery by each of the other parties thereto), will constitute a valid and legally binding obligation of the Company and such Guarantors, enforceable against them in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights or limiting the availability of, and public policy against, indemnification and contribution from time to time in effect and to general equity principles (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding at law or in equity);

(j) The Exchange Securities (as defined in Section 5(k)) to be delivered in exchange for the Securities have been duly authorized for issuance by the Company, and when executed, authenticated, issued and delivered pursuant to this Agreement, the Indenture and the Registration Rights Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture and enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights from time to time in

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effect and to general equity principles (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding at law or in equity);

(k) The guarantees of the Company’s obligations included in the Indenture under the Exchange Securities (the “Exchange Guarantees”) to be offered in exchange for the Guarantees in the Exchange Offer have been duly authorized by each of the Guarantors, and, when the Indenture and the Exchange Securities are duly executed, issued and delivered, the Guarantee provisions included in the Indenture will constitute valid and legally binding obligations of each such the Guarantor, entitled to the benefits provided by the Indenture and enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights or limiting the availability of, and public policy against, indemnification and contribution from time to time in effect and to general equity principles (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding at law or in equity);

(l) None of the transactions contemplated by this Agreement and to be performed by the Company (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(m) Prior to the date hereof, neither the Company, the Guarantors nor any of their affiliates have taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company or any Guarantor in connection with the offering of the Securities and the Guarantees;

(n) The issue and sale of the Securities, compliance by the Company and the Guarantors, with all of the provisions of the Securities, the Indenture, the Registration Rights Agreement and this Agreement (collectively, the “Operative Documents”) and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, a Guarantor or any of their respective subsidiaries is a party or by which the Company, a Guarantor or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, a Guarantor or any of their respective subsidiaries is subject (except, in each case, for such conflict, breach, violation, or default which could not reasonably be expected to have a Material Adverse Effect), nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any similar organizational or formation document of any Guarantor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, a Guarantor or any of their respective subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities, or the consummation by the Company and the Guarantors, of the transactions contemplated by this Agreement, the Securities, the Indenture or the Registration Rights Agreement, except (i) for the filing and approval of a registration statement by the Company with the Commission pursuant to the United States Securities Act of 1933, as amended (the “Act”) pursuant to

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Section 5(k) hereof, (ii) for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers and (iii) to the extent that the failure to obtain such consents, approvals, authorizations, registrations or qualifications could not reasonably be expected to have a Material Adverse Effect (as defined below); provided, that the representations and warranties contained in this Section 1(n) assume compliance with all applicable state securities or “Blue Sky” laws and assume the accuracy of the representations and warranties of the Purchasers and compliance by the Purchasers with the covenants set forth in this agreement;

(o) Neither the Company, the Guarantors nor any of their respective subsidiaries is in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound (except for any violation or default which could not reasonably be expected to have a Material Adverse Effect) or in violation of its Certificate of Incorporation or By-laws or any similar organizational or formation document;

(p) The statements set forth in the Offering Circular under the caption “Description of Notes”, insofar as they purport to constitute a summary of the terms of the Securities and the Indenture, and under the captions “Important U.S. Federal Income Tax Considerations,” Enforcement of Civil Liabilities” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(q) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company, a Guarantor or any of their respective subsidiaries is a party or of which any property of the Company, a Guarantor or any of their subsidiaries is the subject which, if determined adversely to the Company, a Guarantor or any of their respective subsidiaries, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s and each of the Guarantors’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(r) When the Securities and the Guarantees are issued and delivered pursuant to this Agreement, neither the Securities nor the Guarantees will be of the same class (within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Act”)) as securities which are listed on a national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) or quoted in a U.S. automated inter-dealer quotation system;

(s) Neither the Company, any Guarantor nor any of their respective subsidiaries is or after giving effect to the offering and sale of the Securities will be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(t) To the extent required by the Exchange Act, the Company and each Guarantor maintains and will maintain disclosure controls and procedures (as defined as Rule 13a-14 of the Exchange Act) designed to ensure that information required to be disclosed by the Company or any Guarantor in the reports that it files or submits under the Exchange Act is

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recorded, processed, summarized and reported in accordance with the Exchange Act and the rules and regulations thereunder; and to the extent required under the Exchange Act the Company and each Guarantor has carried out and will carry out evaluations, under the supervision and with the participation of the Company’s or Guarantor’s management, as applicable, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act;

(u) Neither the Company, the Guarantors, nor any person acting on its or their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the “offering restriction” within the meaning of such Rule 902;

(v) Within the preceding six months, neither the Company, the Guarantors, nor any other person acting on behalf of the Company or any Guarantor has offered or sold to any person any Securities or Guarantees, or any securities of the same or a similar class as the Securities or Guarantees, other than Securities and Guarantees offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities and the Guarantees or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities and the Guarantees has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities and the Guarantors in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

(w) Except as described in the Offering Circular and except such matters as could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the general affairs, management, financial position, stockholders’ equity or results of operations of the Company, the Guarantors and their respective subsidiaries, taken as a whole (a “Material Adverse Effect”), (i) neither the Company, the Guarantors nor any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance or code, or any judicial or administrative order, consent, decree or judgment thereof, including any judicial or administrative order, consent, decree or judgment relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company, the Guarantors and each of their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company or any Guarantor, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings

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relating to any Environmental Law against the Company, any Guarantor or any of their respective subsidiaries and (iv) there are no events or circumstances that, to the knowledge of the Company or any Guarantor, would be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, any Guarantor or any of their respective subsidiaries relating to Hazardous Materials or Environmental Laws;

(x) The Company and each of its subsidiaries own, possess, are validly licensed under, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them (except to the extent that such failure to own, possess, be validly licensed or able to acquire on reasonable terms could not reasonably be expected to have a Material Adverse Effect), and except as set forth in the Offering Circular, neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any material Intellectual Property or of any facts or circumstances which would render any material Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein (except to the extent that such infringement, conflict, invalidity or inadequacy could not reasonably be expected to have a Material Adverse Effect);

(y) The financial statements, including the notes thereto, included in the Offering Circular comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act, and the rules and regulations of the Commission thereunder, and present fairly in all material respects the financial position of Stratus Technologies International S.à r.l. and its consolidated subsidiaries and the other entities for which financial statements are included in the Offering Circular as of the dates indicated and condition and results of operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved except as stated in the related notes thereto; and the other statistical information and data included in the Offering Circular present fairly the information included therein and are based upon or derived from sources that the Company believes to be reliable and accurate;

(z) No capital, stamp duty, stamp duty reserve or other documentary, issuance or transfer taxes or duties are payable by or on behalf of the Purchasers in the United States, the European Union or any member state thereof, or, in each case, any political sub-division or taxing authority thereof or therein on (i) the creation, issue or delivery by the Company of the Securities pursuant hereto or the sale thereof; (ii) the execution and delivery of the Operative Documents, or (iii) the consummation of the transactions contemplated by the Operative Documents;

(aa) All material tax returns that are required to be filed for which the Company, a Guarantor or their respective subsidiaries are or could become liable as a result of being part of a fiscal unity have been accurately prepared and timely filed (except where the failure to so file could not reasonably be expected to have a Material Adverse Effect), and all material taxes, assessments, governmental or other similar charges for which the Company a Guarantor or their respective subsidiaries are or could become liable as a result of being part of a fiscal unity have been paid or provided for, including without limitation, all sales and use

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taxes and all employee, credit and third party withholding taxes, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). No deficiency assessment with respect to a proposed adjustment of such taxes (other than with respect to a deficiency that is being contested in good faith and for which adequate reserves have been provided) is pending or, to the best of the Company’s and each Guarantor’s knowledge, threatened, except for deficiency assessments which could not reasonably be expected to have a Material Adverse Effect. There is no material tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries (other than for taxes not yet due and payable or being contested in good faith);

(bb) No labor disturbance by the employees of the Company, any Guarantor or any of their respective subsidiaries exists or, to the best of the Company’s and each Guarantor’s knowledge, is imminent; except as disclosed in the Offering Circular, neither the Company, any Guarantor nor any of their respective subsidiaries is party to a collective bargaining agreement; and there are no unfair labor practice complaints pending against the Company, any Guarantor or any of their respective subsidiaries or, to the best of the Company’s and each Guarantor’s knowledge, threatened against any of them which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(cc) The Company is, and immediately after the Time of Delivery and the transactions contemplated hereby will be, Solvent. As used herein, the term “Solvent” means, with respect to the Company on a particular date, that on such date (i) the fair market value of the assets of the Company is greater than the total amount of liabilities (including contingent liabilities) of the Company, (ii) the present fair saleable value of the assets of the Company is greater than the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and matured, (iii) the Company is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (iv) the Company does not have unreasonably small capital. No proceedings have been commenced for purposes of, and no judgment has been rendered for, the liquidation, bankruptcy or winding-up of the Company or any of its subsidiaries;

(dd) Except in each case as set forth in the Offering Circular, the Company, the Guarantors and their respective subsidiaries possess such permits, licenses, approvals, consents, exemptions, franchises, and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate national, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them (except where the failure to possess such permits, licenses, approvals, consents, exemptions, franchises and other authorizations could not be reasonably be expected to have a Material Adverse Effect); the Company, the Guarantors, and their respective subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses and with the rules and regulations of the regulatory authorities and governing entities having jurisdiction with respect thereto (except where such non-compliance could not reasonably be expected to have a Material Adverse Effect); all of the Governmental Licenses are valid and in full force and effect, and neither the Company, the Guarantors, nor any of their respective subsidiaries has received any notice of, or is aware of, any proceedings relating to the revocation or modification of any such Governmental Licenses (except where such invalidity or proceedings could not be reasonably be expected to have a Material Adverse Effect);

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(ee) The Company, the Guarantors and their respective subsidiaries have insurance with financially sound and reputable insurers covering their respective properties, operations, personnel and businesses, which insurance the Company believes to be appropriate and is in amounts and insures against such losses or risks as are customary in the industry in which the Company, the Guarantors and their respective subsidiaries operate, and all such insurance is in full force and effect. Neither the Company, the Guarantors or any of their respective subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance;

(ff) Neither the Company, the Guarantors nor any of their respective subsidiaries nor any director, officer, or, to its knowledge, employee or other person associated with or acting on behalf of the Company, the Guarantors or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) caused the Company, the Guarantors or any of their respective subsidiaries to be in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 when such regulation becomes applicable to the Company, the Guarantors or any of their respective subsidiaries, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(gg) The Company and each Guarantor has the power to submit, and has or will have at the Time of Delivery, legally, validly, effectively and irrevocably submitted to the non-exclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan in The City of New York, New York, and have the power to designate, appoint and empower and have or will have at the Closing Time legally, validly, effectively and irrevocably designated, appointed and empowered, an agent for service of process in any suit or proceeding based on or arising under the Securities or the Operative Documents in any U.S. federal or state court in the Borough of Manhattan in The City of New York, as provided in the such Operative Documents;

(hh) The Securities, the Indenture, the Registration Rights Agreement, and the new senior secured revolving credit agreement, dated as of November 18, 2003 by and among the Company and JPMorgan Chase Bank, as a lender and as administrative agent for the other lenders and Goldman Sachs Credit Partners L.P., as a lender and as the syndication agent, providing for up to $30 million of revolving credit borrowings (the “Credit Agreement”), will conform in all material respects to the descriptions thereof in the Offering Circular.

(ii) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes; and

(jj) PricewaterhouseCoopers LLP, who have audited certain financial statements (which term as used in this Agreement includes the related notes thereto) of Stratus Technologies International, S.à r.l. and its subsidiaries, are independent public accountants (as such term is defined in the Act and the rules and regulations of the Commission thereunder).

2. The Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, on the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions herein set forth, severally and not jointly, to purchase from the

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Company, at a purchase price of 97.0% of the principal amount thereof, plus accrued interest, if any, from November 6, 2003 to the Time of Delivery hereunder, the principal amount of Securities (and the Guarantees thereof) set forth opposite the name of such Purchaser in Schedule I hereto.

3. Upon the authorization by you of the release of the Securities and the Guarantees, the several Purchasers propose to offer the Securities and the Guarantees for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company that:

(a) It will offer and sell (or solicit offers for) the Securities only to persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A or (ii) upon the terms and conditions set forth in Annex I to this Agreement;

(b) It is an Institutional Accredited Investor within the meaning of Rule 501 under the Act; and

(c) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

The Purchasers understand that the Company and the Guarantors and, for purposes of the opinions to be delivered by them pursuant hereto, counsel to the Company and the Guarantors will rely upon the accuracy and truth of the foregoing representations, and each Purchaser hereby consents to such reliance.

4. (a) The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer, payable to the order of the Company in Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on November 18, 2003 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery.”

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7(m) hereof, will be delivered at such time and date at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

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5. Each of the Company and the Guarantors, jointly and severally, agrees with each of the Purchasers:

(a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the Guarantees for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities and the Guarantees; provided, that in connection therewith neither the Company nor any of the Guarantors shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not now so subject;

(c) To furnish the Purchasers with copies of the Offering Circular and each amendment or supplement thereto signed by an authorized officer of the Company with the independent accountants’ report(s) in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, additional written and electronic copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

(d) For a period of 90 days from the date of the Offering Circular, not to offer, sell contract to sell, grant any option to purchase, issue any instrument convertible or exchangeable for, or otherwise transfer or dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition in the future of), any securities of the Company that are substantially similar to the Securities or the Guarantees, except (i) in exchange for the Exchange Securities in connection with the Exchange Offer, or (ii) with the prior written consent of Goldman, Sachs & Co.;

(e) Not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

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(f) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

(g) If requested by you, to use all commercially reasonable efforts to cause the Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

(h) To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(i) During a period of five years from the date of the Offering Circular, to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

(j) During the period of two years after the Time of Delivery, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them;

(k) Pursuant to the Registration Rights Agreement, the Company shall file and use all commercially reasonable efforts to cause to be declared or become effective under the Securities Act, on or prior to 180 days after the Time of Delivery, a registration statement on Form F-4 providing for the registration of (i) another series of debt securities of the Company, with terms identical to the Securities (the “Exchange Securities”), and the exchange of the Securities for the Exchange Securities, all in a manner which will permit persons who acquire the Exchange Securities to resell the Exchange Securities pursuant to Section 4(1) of the Securities Act;

(l) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption “Use of Proceeds;”

(m) To do and perform all things required to be done and performed under this Agreement, the Securities, the Indenture and the Registration Rights Agreement prior to and after the Time of Delivery;

(n) To comply with all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for “book entry” transfer; and

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(o) By December 31, 2003, to complete and file the annual accounts and annual management reports for Stratus Technologies Group, S.A. for all business years since its date of incorporation in accordance with the requirements of the Luxembourg Fundamental Law of August 10, 1915 on Commercial Companies, as amended.

6. Each of the Company and the Guarantors, jointly and severally, covenants and agrees with the several Purchasers that the Company and the Guarantors will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and the Guarantees and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Registration Rights Agreement, the Blue Sky and legal investment surveys, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities, the Exchange Securities, the Guarantees and the Exchange Guarantees for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of one counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities and the Guarantees; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL; (viii) any expenses incurred in connection with the rental of an airplane for the roadshow; and (ix) all other reasonable costs and expenses incurred by it incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as expressly provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantors herein are, at and as of the date hereof and the Time of Delivery, true and correct, the condition that the Company and the Guarantors shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) Latham & Watkins LLP counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b) Gibson, Dunn & Crutcher LLP, United States counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex II hereto;

(c) Beghin & Feider in association with Allen & Overy, Luxembourg counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, a copy of which is attached hereto as Annex III;

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(d) Mouaimis & Mouaimis, Cyprus counsel for the Cyprus Guarantor, shall have furnished to you their written opinion, dated the Time of Delivery, a copy of which is attached hereto as Annex IV;

(e) Hollis & Co., Bermuda counsel for the Bermuda Guarantor, shall have furnished to you their written opinion, dated the Time of Delivery, a copy of which is attached hereto as Annex V;

(f) A & L Goodbody, Ireland counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, a copy of which is attached hereto as Annex VI;

(g) Frederick S. Prifty, General Counsel of the Company, shall have furnished to you his written opinion, dated the Time of Delivery to the effect set forth in Annex VII hereto;

(h) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex VIII hereto;

(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock, total debt or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

(j) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(k) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any

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such event specified in clause (iii) or (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular;

(l) The Securities have been designated for trading on PORTAL;

(m) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (i), (j) and (p) of this Section and as to such other matters as you may reasonably request;

(n) The Company and each of the Guarantors shall have delivered executed copies of the Securities, the Indenture and the Registration Rights Agreement to the Purchasers;

(o) The Company shall have furnished or caused to be furnished to you at the Time of Delivery a certificate of the Chief Financial Officer of the Company in the form of Annex IX hereto; and

(p) Stratus Technologies International, S.à r.l. and Stratus Equity, S.à r.l. shall each have (i) drawn up their annual accounts and annual management reports for all business years since their respective dates of incorporation; (ii) had such annual accounts and annual management reports adopted by their respective Board of Directors or Board of Managers; (iii) obtained unqualified audit reports from their external statutory auditor(s) with respect to such annual accounts; (iv) had such annual accounts, annual management reports and external audit reports approved or acknowledged, as the case may be, by their general meeting of shareholders or by their sole shareholder, as the case may be; and (v) filed such annual accounts with the Luxembourg Register of Trade and Companies, for publication in the Luxembourg Mémorial C, in each case (i) through (v) of this Section in accordance with the requirements of the Luxembourg Fundamental Law of August 10, 1915 on Commercial Companies, as amended, and (vi) delivered receipts and other evidence satisfactory to you from the Luxembourg Register of Trade and Companies of the consummation of the actions described in paragraph (i) through (v) of this Section.

8. (a) The Company and each of the Guarantors will, jointly and severally, indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor any of the Guarantors shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by

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any Purchaser through Goldman, Sachs & Co. expressly for use therein. Any amount advanced by any of the Company and the Guarantors shall be returned to such entity if it shall be finally judicially determined that such indemnified party was not entitled to indemnification by such entity.

(b) Each Purchaser will indemnify and hold harmless the Company and the Guarantors against any losses, claims, damages or liabilities to which the Company and the Guarantors may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and the Guarantors for any legal or other expenses reasonably incurred by the Company and such Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent may not be unreasonably withheld.

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(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company and the Guarantors under this Section 8 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or any Guarantor and to each person, if any, who controls the Company or any Guarantor within the meaning of the Act.

9. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or

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other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term “Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, the Company or any Guarantor, or any officer or director or controlling person of the Company or a Guarantor, and shall survive delivery of and payment for the Securities.

11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities and the Guarantees are not delivered by or on behalf of the Company as provided herein (other than as a result of the occurrence of an event described in Sections 7(k)(iii) and 7(k)(iv) hereof), the Company will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel,

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reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities and the Guarantees, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company or any Guarantor shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company, the Guarantors and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and the Guarantors and each person who controls the Company, any Guarantor or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

14. Time shall be of the essence of this Agreement.

15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

17. Notwithstanding anything to the contrary in this Agreement or in any other document, agreement or understanding relating to the transactions contemplated by this Agreement, any party to this Agreement (and any employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of such transactions and all materials of any kind (including opinions and other analyses) that are provided to it relating to such tax treatment or tax structure; provided, however, that this paragraph shall not permit any party (or any employee, representative, or other agent thereof) to disclose any information, the disclosure of which otherwise would be prohibited by this Agreement, that is not necessary to understanding the tax treatment or tax structure of the transactions (including the identity of the parties or any information that could lead another to determine the identity of the parties). However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

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18. Consent to Jurisdiction; Service of Process

(a) The Company and each U.S. domiciled Guarantor will irrevocably:

(1) submit to the non-exclusive jurisdiction of any United States Federal or New York State court located in the Borough of Manhattan, The City of New York in connection with any suit, action or proceeding arising out of, or relating to the Securities, this Indenture or any transaction contemplated thereby; and

(2) designate and appoint CSC Corporation Service Company, whose offices are currently located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, as its authorized agent for receipt of service of process in any such suit, action or proceeding.

(b) All non U.S. domiciled Guarantors will irrevocably:

(1) submit to the non-exclusive jurisdiction of any United States Federal or New York State court located in the Borough of Manhattan, The City of New York in connection with any suit, action or proceeding arising out of, or relating to the Securities, this Indenture or any transaction contemplated thereby; and

(2) designate and appoint National Registered Agents, Inc., whose offices are currently located at 440 Ninth Avenue, New York, New York 10001, as its authorized agent for receipt of service of process in any such suit, action or proceeding.

19. Indemnification for Judgment Currency. Each reference in this Agreement to any currency (the “Contractual Currency”) is of the essence. To the extent permitted by applicable law, the obligations of each of the parties in respect of any amount due under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Contractual Currency that the party entitled to receive that amount may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which that party receives the payment. If the amount in the Contractual Currency that may be so purchased for any reason falls short of the amount originally due, the party required to make the payment shall pay such additional amounts, in the Contractual Currency, as may be necessary to compensate for the shortfall. Any obligation of that party not discharged by that payment shall, to the extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers, the Company and the Guarantors. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

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Stratus Technologies, Inc.

By:	/s/ Robert C. Laufer
Name: Robert C. Laufer
Title:

Stratus Technologies International S.à r.l.

By:	/s/ Zahid Zakiuddin
Name: Zahid Zakiuddin
Title:

Stratus Equity S.à r.l.

By:	/s/ Robert C. Laufer
Name: Robert C. Laufer
Title:

SRA Technologies Cyprus, Ltd.

By:	/s/ Zahid Zakiuddin
Name: Zahid Zakiuddin
Title:

Stratus Technologies Bermuda, Ltd.

By:	/s/ Zahid Zakiuddin
Name: Zahid Zakiuddin
Title:

Stratus Technologies Ireland Limited

By:	/s/ Zahid Zakiuddin
Name: Zahid Zakiuddin
Title:

Stratus Research & Development Ltd.

By:	/s/ Zahid Zakiuddin
Name: Zahid Zakiuddin
Title:

Cemprus Technologies, Inc.

By:	/s/ Frederick S. Prifty
Name: Frederick S. Prifty
Title: President & Director

21

Cemprus, LLC

By:	/s/ Frederick S. Prifty
Name: Frederick S. Prifty
Title: President & Manager

22

Accepted as of the date hereof: Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

Accepted as of the date hereof: J.P. Morgan Securities Inc.

By:	/s/ Illegible
(J.P. Morgan Securities Inc.)

Accepted as of the date hereof: Fleet Securities, Inc.

By:	/s/ Robert Hornstein
(Fleet Securities Inc.)

23

SCHEDULE I

Purchaser	Principal Amount of Securities to be Purchased
Goldman, Sachs & Co.	$76,500,000
J.P. Morgan Securities Inc.	$76,500,000
Fleet Securities Inc.	$17,000,000

Total	$170,000,000

24

ANNEX I

(1) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A under the Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in this paragraph have the meanings given to them by Regulation S.

Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities except with its affiliates or with the prior written consent of the Company.

(2) Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

(3) Each Purchaser further represents and agrees that (i) it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

(4) Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Purchaser understands

AI-1

that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with Goldman, Sachs & Co.’s express written consent and then only at its own risk and expense.

AI-2

ANNEX II

Opinion of Gibson, Dunn & Crutcher

Goldman, Sachs & Co.

J.P. Morgan Securities Inc.

Fleet Securities, Inc.

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Re: Stratus Technologies, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Stratus Technologies, Inc., a Delaware corporation (the “Issuer”), Stratus Technologies International, S.à r.l., Stratus Equity S.à r.l., SRA Technologies Cyprus, Ltd., Stratus Technologies Bermuda, Ltd, Stratus Technologies Ireland Limited, Stratus Research & Development Ltd., Cemprus Technologies Inc., a Delaware corporation, and Cemprus LLC, a Delaware limited liability company (each a “Guarantor” and collectively, the “Guarantors”), in connection with the offering and sale by the Issuer of (i) $170,000,000 aggregate principal amount of its     % Senior Notes due 2008 (the “Notes”) to you pursuant to a Purchase Agreement (the “Purchase Agreement”) dated November     , 2003 among the Issuer, the Guarantors and you, as initial purchasers (the “Initial Purchasers”). Unless otherwise stated herein, terms with initial capital letters are used as defined in the Purchase Agreement.

I.

In connection with the opinions herein expressed, we have reviewed the final Offering Circular dated November     , 2003 relating to the offering of the Notes (the “Final Circular”). In addition, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

(i) the Purchase Agreement;

(ii) the Indenture, dated the date hereof, among the Issuer, the Guarantors and U.S. Bank National Association, as trustee (the “Indenture”), including the guarantees of the Notes (as defined below) included therein (the “Guarantees”);

(iii) the global Notes issued by the Issuer on the date hereof pursuant to the Indenture and the Purchase Agreement (the “Notes”); and

(iv) the Registration Rights Agreement, dated the date hereof, among you, the Issuer and the Guarantors (the “Registration Rights Agreement”).

The documents described under the foregoing clauses (i) through (iv), together with the “Exchange Securities” referred to in the Purchase Agreement (the “Exchange Securities”) and the guarantees of the Exchange Securities by the Guarantors included in the Indenture (the “Exchange Guarantees”), are referred to herein as the “Documents.” The Issuer and the Guarantors are collectively referred to herein as the “Obligors,” and “Specified Obligors” means Stratus Technologies, Inc., Cemprus Technologies, Inc. and Cemprus, LLC.

AII-1

Goldman Sachs & Co.

J.P. Morgan Securities Inc.

Fleet Securities, Inc.

November     , 2003

We have assumed without independent investigation that:

a) The signatures on all documents examined by us are genuine, all individuals executing such documents had all requisite legal capacity and competency and (except in the case of documents signed on behalf of the Specified Obligors) were duly authorized, the documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals;

b) each party to the Documents (other than the Specified Obligors) has all requisite power and authority to execute, deliver and perform its obligations under each of the Documents to which it is a party, the execution and delivery of such Documents by such party and performance of its obligations thereunder have been duly authorized by all necessary corporate or other action and do not violate any law, regulation, order, judgment or decree applicable to such party, and such Documents have been duly executed and delivered by each such party and are legal, valid and binding obligations of such party (other than the Obligors), enforceable against it in accordance with their respective terms;

c) the execution, delivery and performance of the Documents by any of the parties thereto do not and will not violate any law, regulation, order, judgment or decree applicable to such party, except as expressly covered by our opinions in paragraph 9 below; and

d) the proceeds from the sale of the Notes will be applied as set forth in the Final Circular.

In rendering this opinion, we have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for purposes of this opinion. As to certain factual matters, we have relied to the extent we deemed appropriate and without independent investigation upon the representations and warranties of the Obligors in the Purchase Agreement, a certificate or certificates of officers of the Issuer copies of which are attached hereto (collectively, the “Officers’ Certificate”) or certificates obtained from public officials and others.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. Each Specified Obligor is a validly existing corporation or limited liability company in good standing under the laws of its state of incorporation or formation and has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Documents to which it is a party.

2. The execution and delivery by each Specified Obligor of the Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by all necessary corporate or limited liability company action. Each of the Documents (other than the Notes and the Exchange Securities) has been duly executed and delivered by each Specified Obligor party thereto.

3. Each of the Indenture and the Registration Right Agreement constitutes a legal, valid and binding obligation of each Obligor party thereto, enforceable against it in accordance with its terms.

4. The Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

AII-2

Goldman Sachs & Co.

J.P. Morgan Securities Inc.

Fleet Securities, Inc.

November     , 2003

5. The Exchange Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the Notes pursuant to the Exchange Offer in accordance with the provisions of the Registration Rights Agreement, will be legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, and will be entitled to the benefits of the Indenture.

6. When the Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, the Guarantee of each Guarantor will be the legal, valid and binding obligation of such Guarantor, enforceable against it in accordance with its terms.

7. When the Exchange Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the Notes and the Guarantees pursuant to the Exchange Offer in accordance with the provisions of the Registration Rights Agreement, the Exchange Guarantee of each Guarantor will be the legal, valid and binding obligation of such Guarantor, enforceable against it in accordance with its terms.

8. The issuance of the Notes, Exchange Securities, Guarantees and Exchange Guarantees and the execution, delivery and performance by any Obligor of the Documents to which it is a party, do not and will not violate the charter or bylaws or operating agreement of any such Obligor that is a Specified Obligor.

9. The issuance of the Notes, Exchange Securities, Guarantees and Exchange Guarantees and the execution, delivery and performance by any Obligor of the Documents to which it is a party, do not and will not violate, or require any filing with or approval of any governmental authority or regulatory body of the State of New York or the United States of America under, any law or regulation of the State of New York or the United States of America applicable to such Obligor that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Documents, or the Delaware General Corporation Law or the Delaware Limited Liability Company Act, except for such filings or approvals (i) as have already been obtained or (ii) that, if not made or obtained, would not have a material adverse effect on the Obligors and their subsidiaries taken as a whole or expose the Initial Purchasers to any liability.

10. No Obligor is, or after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Circular will be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

11. Assuming the accuracy of the representations and warranties of the Obligors and the Initial Purchasers and compliance by them with their agreements contained in the Purchase Agreement, no registration of the Notes or the Guarantees under the Securities Act of 1933, as amended (the “Securities Act”), and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for the sale and delivery of the Notes or the Guarantees to the Initial Purchasers on the date hereof or for resales by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Final Circular, it being understood that we express no opinion as to any subsequent resale of the Notes or the Guarantees.

AII-3

Goldman Sachs & Co.

J.P. Morgan Securities Inc.

Fleet Securities, Inc.

November     , 2003

12. The issuance to and resale by the Initial Purchasers of the Notes and Guarantees in accordance with the provisions of the Purchase Agreement do not and will not result in a violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

The foregoing opinions are subject to the following exceptions, qualifications and limitations:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America and, for purposes of paragraphs 1, 2, 8 and 9 above, the Delaware General Corporation Law and the Delaware Limited Liability Company Act. We are not engaged in practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law and the Delaware Limited Liability Company Act as currently in effect and have made such inquiries as we consider necessary to render the opinions contained in paragraphs 1, 2, 8 and 9 above. This opinion is limited to the effect of the present state of the laws of the State of New York, the United States of America and, to the limited extent set forth above, the State of Delaware and the facts as they presently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts. Except as expressly set forth in paragraphs 10 and 11 above, we express no opinion regarding the Securities Act or any other federal or state securities laws or regulations.

B. Our opinions set forth in paragraphs 3, 4, 5, 6 and 7 are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers or distributions by corporations to stockholders) and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law and (iii) the provisions of Article IX of the Certificate of Incorporation of Cemprus Technologies, Inc.

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; or (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

D. We express no opinion as to the applicability to, or the effect of noncompliance by, any party other than the Obligors with any state or federal laws applicable to the transactions contemplated by the Documents because of the nature of the business of such party.

E. For purposes of our opinion in paragraph 12, we have assumed without independent investigation that less than 25% of the value of the assets of the Issuer and its Subsidiaries subject to the negative covenants of the Indenture consist and will consist of “margin stock” within the meanings of Regulations U or X of the Board of Governors of the Federal Reserve System at all relevant times. Our opinion in paragraph 12 is subject to (and we express no opinion in respect of) any requirement applicable to purchasers of the Notes to obtain in good faith a Form FR U-1 signed by the Obligors.

AII-4

Goldman Sachs & Co.

J.P. Morgan Securities Inc.

Fleet Securities, Inc.

November     , 2003

II.

We have participated in conferences with officers and other representatives of the Obligors, representatives of the independent auditors of the Obligors and your representatives at which the contents of the Final Circular and related matters were discussed. Because the purpose of our professional engagement was not to establish or confirm factual matters and because the scope of our examination of the affairs of the Issuer did not permit us to verify the accuracy, completeness or fairness of the statements set forth in the Final Circular, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Circular, except to the extent set forth in clauses (ii) and (iii) of the following paragraph.

On the basis of the foregoing, and (i) except for the financial statements and schedules, the notes thereto and other financial and accounting data included therein as to which we express no such belief, no facts have come to our attention that lead us to believe that the Final Circular, as of the date thereof and as of the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) insofar as the statements in the Final Circular purport to describe specific provisions of the Notes, the Indenture, the Guarantees, the Registration Rights Agreement or the New Credit Facility, such statements present in all material respects an accurate summary of such provisions; and (iii) to the extent that the statements in the Final Circular under the caption “Certain United States Federal Income and Estate Tax Consequences,” purport to describe specific provisions of the Internal Revenue Code, such statements present in all material respects an accurate summary of such provisions.

The opinions expressed in part I above, and the statements made in part II above, are solely for your benefit in connection with the transactions contemplated by the Documents and are not to be used for any other purpose, or, circulated, quoted or otherwise referred to for any purpose, without, in each case, our written permission, except that U.S. Bank National Association, in its capacity as Trustee under the Indenture, may rely on paragraphs 1 through 10 of part I above as if they were addressed to it.

Very truly yours,

GIBSON, DUNN & CRUTCHER LLP

AII-5

ANNEX III

Opinion of Beghin & Feider

To:	Goldman, Sachs & Co.

J.P. Morgan Securities Inc.

Fleet Securities, Inc.

as representative of the several Purchasers

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Luxembourg, [date]

33610-00020 LU:127122.5

Dear Sirs,

We have acted as special legal advisers in the Grand Duchy of Luxembourg (Luxembourg) to Stratus Technologies International, S.à r.l. (the Company) and Stratus Equity S.a r.l. (Newco) in connection with the guarantee given by the Company and Newco in respect of the issue of $170,000,000 [    ]% Senior Notes due 2008 by Stratus Technologies, Inc., the Company’s subsidiary and Newco’s sister company.

A. Documents

We have examined, to the exclusion of any other document, copies of the documents listed in paragraphs 1. to 10. in the schedule of this legal opinion (the Schedule). The documents mentioned in paragraphs 1. to 6. of the Schedule are hereinafter referred to as the Opinion Documents.

Words and expressions defined in the Opinion Documents shall, except where the context otherwise requires, have the same meanings in this legal opinion.

B. Assumptions

In giving this legal opinion, we have assumed with your consent, and we have not verified independently:

(a)	the genuineness of all signatures, stamps and seals, the conformity to the originals of all the documents submitted to us as certified, photostatic, faxed or e-mailed copies or specimens and the authenticity of the originals of such documents;

(b)	the due authorisation, execution and delivery of the Opinion Documents (and any document in connection therewith) by all the parties thereto (other than the Company and Newco) as well as the capacity, power, authority and legal right of all the parties thereto (other than the Company and Newco) to enter into, execute, deliver and perform their respective obligations thereunder, and compliance with all applicable laws and regulations (other than Luxembourg law);

AIII-1

Goldman Sachs & Co.

J.P. Morgan Securities Inc.

Fleet Securities, Inc.

November     , 2003

(c)	that all factual matters and statements relied upon or assumed herein are true and were true and complete on the date of execution of the Opinion Documents (and any document in connection therewith);

(d)	that all authorisations, approvals and consents of any country (other than Luxembourg) which may be required in connection with the execution, delivery and performance of the Opinion Documents (and any document in connection therewith) have been or will be obtained, and that all internal corporate or other authorisation procedures by each party (other than the Company and Newco) for the execution by it of the Opinion Documents (or any document in connection therewith) to which it is expressed to be a party, have been or will be duly fulfilled;

(e)	that the Opinion Documents (and any document in connection therewith) have been signed on behalf of the Company and on behalf of Newco by any of the Attorneys duly appointed by the Resolutions mentioned in paragraphs 8. and 10. the Schedule;

(f)	that the principal place of business (principal établissement) and the centre of main interests (centre des intérêts principaux) of the Company and of Newco are located at their respective registered office (siège statutaire) in Luxembourg and that the Company and Newco comply with, and adhere to, the provisions of the Luxembourg act dated 31st May, 1999 concerning the domiciliation of companies;

(g)	that the Commission de surveillance du secteur financier of Luxembourg considers that neither the Company nor Newco actually are regulated entities which are subject to the Luxembourg act dated 5th April, 1993 relating to the financial sector, as amended (the Banking Act 1993);

(h)	that the Opinion Documents are legal, valid, binding and enforceable under the law of the State of New York, that the choice of the law of the State of New York is valid (as a matter of the law of the State of New York only) as the choice of proper law and that the obligations assumed by all the parties thereunder constitute legal, valid, binding and enforceable obligations under the law of the State of New York by which the Opinion Documents are expressed to be governed;

(i)	that there are no provisions of the laws of any jurisdiction outside Luxembourg which would adversely affect, or otherwise have any negative impact on, the opinions expressed in this legal opinion;

(j)	that the undertakings to which the Company and Newco provide financial assistance form part of a group of companies;

(k)	that the transaction contemplated by the Opinion Documents is not disproportionate to the Company’s and Newco’s financial means and the benefits derived therefrom and that there is no abuse of trust or corporate assets;

(l)	that the Company’s and Newco’s purpose for entering into the transaction contemplated by the Opinion Documents is not the acquisition of their shares by a third party;

(m)

that all the parties to the Opinion Documents (other than the Company and Newco) are companies duly organised, incorporated and validly existing in accordance with the laws of the jurisdiction of their respective incorporation and/or the place of effective management,

AIII-2

Goldman Sachs & Co.

J.P. Morgan Securities Inc.

Fleet Securities, Inc.

November     , 2003

having a corporate existence, that in respect of all the parties to the Opinion Documents, no steps have been taken pursuant to any insolvency proceedings to appoint an administrator, receiver or liquidator over the respective parties or their assets and that no voluntary winding-up of such parties has been recorded at the date hereof;

(n)	that all conditions precedent to the effectiveness of each of the Opinion Documents have been satisfied and that each of the Opinion Documents is in full force and effect as against the parties thereto;

(o)	that all payments and transfers (if any) made by, on behalf of, in favour of, or for the account of, the Company and Newco are made on arm’s length terms and are in accordance with market practice;

(p)	that the entry into the Opinion Documents (and any documents in connection therewith) will materially benefit the Company and Newco and is in the best interest, and for the corporate benefit, of the Company and Newco;

(q)	that neither the articles of association of the Company and the articles of association of Newco nor the resolutions of the Company and the resolutions of Newco have been amended or revoked since the dates referred to in paragraphs 7. and 9. of the Schedule, respectively;

(r)	that the meetings of the Board of Managers of the Company and Newco mentioned in paragraphs 8. and 10. of the Schedule were duly convened and duly held; and

(s)	following the adoption of the Luxembourg act dated 27th July, 2003 relating to the trust and fiduciary contracts (the Trust and Fiduciary Contracts Act 2003), Luxembourg law recognises trusts created in accordance with the Convention on the law applicable to trusts and on their recognition done at The Hague on 1st July, 1985 provided the trust is legal, valid, binding and enforceable under the law applicable to the trust. If the trust relates to, or applies in respect of, assets located in Luxembourg, the situation of the trustee will be determined by reference to the situation of the legal owner (propriétaire) of such assets without prejudice to the principle of segregation of the trust’s assets and the trustee’s personal estate. The trustee’s rights are limited only by the law applicable to the trust and the terms of the trust.

We express no, nor do we imply any, opinion as to any laws other than the laws of Luxembourg.

C. Opinion

Based upon, and subject to, the assumptions made above and the qualifications set out below and subject to any matters not disclosed to us, we are of the opinion that, under the laws of Luxembourg in effect, and as construed and applied by the Luxembourg courts, on the date hereof:

1.	The Company and Newco are both private limited liability companies (société à responsabilité limitées) duly incorporated and validly existing under the laws of Luxembourg for an unlimited duration.

AIII-3

Goldman Sachs & Co.

J.P. Morgan Securities Inc.

Fleet Securities, Inc.

November     , 2003

2.	The Company and Newco have the corporate power and authority under the laws of Luxembourg to enter into, execute and deliver the Opinion Documents and to perform their respective obligations thereunder.

3.	The Opinion Documents have been duly executed and delivered on behalf of the Company and Newco.

4.	The execution and delivery by the Company and Newco, and the compliance with the terms and conditions, of the Opinion Documents do not (as a matter of Luxembourg law) contravene any applicable law or regulation of Luxembourg and do not contravene or constitute a default under the articles of association of the Company and the articles of association of Newco.

5.	It is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence of any of the Opinion Documents that any of them or any other document in respect thereof be notarised or subject to any other formality or be filed, recorded, registered or enrolled with any court or official authority in Luxembourg or that any other action be taken in relation to the same or any of them. The registration of the Opinion Documents in Luxembourg and any documents mentioned therein or connected therewith may become necessary, if and when they are referred to or used in a Luxembourg public deed and Luxembourg courts or an official Luxembourg authority may require the prior registration of the Opinion Documents in Luxembourg, if they were to be produced in a Luxembourg court action or exhibited before an official Luxembourg authority.

6.	The obligations expressed to be assumed by the Company and Newco, respectively, under the Opinion Documents constitute their legal, valid and binding obligations and are, subject to their validity, legality and enforceability under the law of the State of New York by which they are expressed to be governed, enforceable against the parties thereto in accordance with their terms.

7.	All amounts payable by the Company and Newco under the Opinion Documents may be made free and clear of, and without, any deduction of or withholding of tax in Luxembourg.

8.	Subject to qualification l. below, if the Opinion Documents were sued upon before a court in Luxembourg (if having jurisdiction), such court would recognise and give effect to the provisions in the Opinion Documents whereby they are expressed to be governed, and construed in accordance with the law of the State of New York.

The provisions in the Opinion Documents for the submission to the jurisdiction of the State of New York courts are valid and binding on the Company and Newco.

Under the laws of Luxembourg, a final and conclusive judgement in respect of the Opinion Documents obtained against the Company and/or Newco in the State of New York courts would be recognised and enforced by a court in Luxembourg subject to the applicable enforcement (exequatur) procedure.

AIII-4

Goldman Sachs & Co.

J.P. Morgan Securities Inc.

Fleet Securities, Inc.

November     , 2003

Pursuant to Luxembourg case law, the granting of exequatur is subject to the following requirements:

•	the foreign court order must be enforceable in the country of origin,

•	the court of origin must have had jurisdiction both according to its own laws and to the Luxembourg conflict of jurisdictions rules,

•	the foreign procedure must have been regular in light of the laws of the country of origin,

•	the foreign decision must not violate the rights of defense,

•	the foreign court must have applied the law which is designated by the Luxembourg conflict of laws rules, or, at least, the order must not contravene the principles underlying these rules,

•	the considerations of the foreign order as well as the judgement as such must not contravene Luxembourg international public order,

•	the foreign order must not have been rendered subsequent to an evasion of Luxembourg law (« fraude à la loi »).

9.	Any judgement awarded in the courts of Luxembourg may be expressed in a currency other than the euro. However, any obligation to pay a sum of money in any currency other than the euro will be enforceable in Luxembourg in terms of the euro only.

10.	Neither the Company nor Newco is entitled to claim immunity from suit, execution, attachment or other legal process in the courts of Luxembourg, whether generally or in relation to any specific property.

11.	The obligations of the Company and Newco as guarantors under the Opinion Documents, rank and will rank at least pari passu with all their other present and future unsecured indebtedness save those whose claims are preferred in accordance with any bankruptcy, insolvency, liquidation or other laws of general application.

12.	Subject to qualification i. below, no authorisations, approvals, consents, licenses, exemptions, filings, registrations, notarisations and other requirements of governmental, judicial and public bodies and authorities of or in Luxembourg are required or advisable in connection with the entry into, performance, validity and enforceability of the Opinion Documents and the transactions contemplated thereby.

13.	According to a certificate issued by the 2nd section of the district court of Luxembourg, entrusted with commercial matters (greffe de la 2ème chambre du Tribunal d’Arrondissement de et à Luxembourg, chargé des affaires commerciales) on [date], there are no records regarding (i) bankruptcy adjudication against the Company, (ii) filing for moratorium or reprieve from payment (sursis de paiement), (iii) controlled management (gestion contrôlée) or (iv) general settlement or composition with creditors (concordat préventif de faillite) any actions for a compulsory liquidation of the Company and Newco and (iii) an appointment of a liquidator or a similar officer over or winding up of the Company and Newco.

AIII-5

Goldman Sachs & Co.

J.P. Morgan Securities Inc.

Fleet Securities, Inc.

November     , 2003

14.	There are no Luxembourg law provisions or regulations on contractual subordination. There is, to our knowledge, no Luxembourg (published) case law or (well established) legal doctrine on the validity and enforceability (under Luxembourg law) of contractual subordination. We also express the view that in order to assess in general contractual subordination, Luxembourg courts would mainly turn to Belgian case law and legal doctrine which seem to admit the validity and enforceability of a provision whereby a party agrees to subordinate its claim to the claim of another (senior) creditor. As a result, we tend to take the view that contractual subordination would be upheld by Luxembourg courts, even in the event of insolvency proceedings affecting the Luxembourg party concerned.

15.	Information in the Offering Circular under the heading “Enforcement of Civil Liabilities” in so far as it purports to describe provisions of Luxembourg law is materially accurate and materially complete.

16.	There is no applicable usury or interest limitation law which may restrict the recovery of payments in accordance with the Opinion Documents.

17.	Except as has already been paid, no stamp duty, registration charge, documentary or similar tax will be payable in respect of the entry into, performance of obligations under or enforcement of any of the Opinion Documents or to render any Opinion Documents enforceable in Luxembourg.

D.	Qualifications

The above opinions are subject to the following qualifications:

a.	The validity, legality, performance and enforceability of the Opinion Documents are subject to, and may be affected or limited by, the provisions of any applicable bankruptcy, insolvency, liquidation, moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), general settlement or composition with creditors (concordat préventif de faillite), fraudulent conveyance (actio pauliana), reorganisation or similar Luxembourg or foreign laws affecting the rights of creditors generally.

b.	The provisions of the jurisdiction clauses in some of the Opinion Documents whereby the taking of proceedings in one or more jurisdictions shall not preclude the taking of proceedings in any other jurisdiction, whether concurrently or not, might not be entirely enforceable in a Luxembourg court. If proceedings were previously commenced between the same parties and on the same grounds as the proceedings in Luxembourg, a plea of pendency might be opposed in the Luxembourg court and proceedings either stayed pending the termination of the proceedings abroad or dismissed, as the case may be.

c.	Any certificate which would by contract be deemed to be conclusive may not be upheld by the Luxembourg courts.

AIII-6

Goldman Sachs & Co.

J.P. Morgan Securities Inc.

Fleet Securities, Inc.

November     , 2003

d.	Certain obligations may not be the subject of specific performance pursuant to court orders, but may result only in damages. Accordingly, Luxembourg courts may issue an award of damages where specific performance is deemed impracticable or an award of damages is determined adequate.

e.	Where any obligations are to be performed or observed or are based upon a matter arising in a jurisdiction outside Luxembourg, they may not be enforceable under Luxembourg law if and to the extent that such performance or observance would be unlawful, unenforceable, or contrary to public policy under the laws of such jurisdiction.

f.	Notwithstanding the foreign jurisdiction clause, Luxembourg courts would have in principle jurisdiction for any conservatory or provisional action in connection with assets or persons located in Luxembourg and such action would most likely be governed by Luxembourg law.

g.	Penalty clauses (clauses pénales), and similar clauses on damages or liquidated damages, as governed by article 1152 and articles 1226 et seq. of the Luxembourg Civil Code are allowed to the extent that they provide for a reasonable level of damages. The judge has however the right to reduce (or increase) the amount thereof if it is unreasonably high (or low). The provisions of article 1152 and articles 1226 et seq. of the Luxembourg Civil Code are generally considered to be a point of public policy under Luxembourg law. It is possible that a Luxembourg court would consider them to be a point of international public policy that would set aside the relevant foreign governing law.

h.	Interest may not accrue on interest that is due on capital, unless such interest has been due for at least one year (article 1154 of the Luxembourg Civil Code). The right to compound interest is limited to cases where (x) the interest has been due for at least one year and (y) the parties have specifically provided in an agreement (to be made after that interest has become due for at least one year) that such interest may be compounded (or absent such agreement, the creditor may file an appropriate request with the relevant court). The provisions of article 1154 of the Luxembourg Civil Code are generally considered to be a point of public policy under Luxembourg law. It is possible, although it is highly unlikely, that a Luxembourg court would consider them to be a point of international public policy that would set aside the relevant foreign governing law.

i.	With respect to the opinions expressed in paragraphs 5, 8, 13 and 17 above, if the registration of the Opinion Documents (or any document in connection therewith) with the Administration de l’Enregistrement et des Domaines in Luxembourg is required either a nominal registration duty or an ad valorem duty will be payable, depending on the nature of the document subject to registration (e.g., an ad valorem duty of 0.24 (zero point twenty-four) per cent. will be payable on the amount of the payment obligation mentioned in a loan document so registered). If registration is so required, the Luxembourg courts or the official authority may require that the Opinion Documents (or any documents in connection therewith) and/or any judgement (or any documents in connection therewith) obtained in the courts other than the courts of Luxembourg must be translated into French or German.

AIII-7

Goldman Sachs & Co.

J.P. Morgan Securities Inc.

Fleet Securities, Inc.

November     , 2003

j.	Claims may become barred under statutory limitation period rules and may be subject to defences of set-off or counter-claims. No opinion on close-out netting is expressed or, in general, as to whether rights of set-off are effective in a Luxembourg insolvency situation.

k.	No opinion is expressed as to the validity and enforceability of provisions whereby interest on overdue amounts or other payment obligations shall continue to accrue or subsist after judgement.

l.	With respect to the opinions expressed in paragraph 8. above, the Luxembourg courts would not apply a chosen foreign law if that choice was not made bona fide and/or if:

i.	it were not pleaded and proved; or

ii.	if pleaded and proved, such foreign law would be contrary to the mandatory rules of Luxembourg law or manifestly incompatible with Luxembourg public policy.

m.	Clauses that grant to one of the parties the power to determine, in its absolute discretion, certain facts, to fix the terms and conditions of the obligations of the other party or to state unilaterally the amount of expenses or losses to be recovered from the other party and that thus grant the power to determine unilaterally the commitments of the other party, may be declared void by a Luxembourg court (if competent) on the basis of articles 1170 and 1174 of the Luxembourg Civil Code (condition purement potestative, one-sided clause). It is generally held that such clauses are voidable only if they are expressed in favour of the debtor and grant the latter the discretionary power or right to determine its obligations. Articles 1170 and 1174 of the Luxembourg Civil Code are considered to be a point of public policy under Luxembourg law. It is possible that a Luxembourg court would consider them to be a point of international public policy that would set aside the relevant foreign governing law.

n.	Any indemnity provision entitling one party to recover its legal and other enforcement costs and expenses from another party may be limited in terms of items or amounts as a Luxembourg court (if competent) deems appropriate.

o.	We express no opinion in respect of the effectiveness of clauses which provide that amendments to an agreement can only be made, and waivers can only be granted, in writing.

p.	Under the laws of Luxembourg, a contractual provision allowing the service of process, against the Company and Newco, to a service agent could be overridden by Luxembourg statutory provisions allowing the valid service of process against the Company and Newco in accordance with applicable laws at its domicile. If the designation of a service agent constituted (or were deemed to constitute) a power of attorney or mandate (mandat), whether or not irrevocable, it will terminate by force of law, and without notice, upon the occurrence of insolvency events affecting the Company and Newco.

q.	We express no opinion on the validity or enforceability of waivers granted for future rights.

AIII-8

Goldman Sachs & Co.

J.P. Morgan Securities Inc.

Fleet Securities, Inc.

November     , 2003

r.	We express no opinion as regards the effectiveness or ineffectiveness, or the consequences of such ineffectiveness, of a purported revocation by the Company and Newco of a power of attorney or agency expressed to be irrevocable. If the designation of a service agent constitutes (or will be deemed to constitute) or, if the Company and Newco issue a power of attorney or mandate (mandat), whether or not irrevocable, such power of attorney or mandate will terminate by force of law, and without notice, upon the occurrence of insolvency events affecting the Company and Newco.

s.	If the Notation of Guarantee would, under Luxembourg law, be construed as a suretyship (cautionnement), as opposed to a first demand guarantee or an independent guarantee, article 2012 of the Luxembourg Civil Code provides that the validity and enforceability of a suretyship (which constitutes an accessory obligation) is subject to the validity of the (underlying) obligation. It follows that, under Luxembourg law, the provider of a suretyship is entitled to raise all the defences which can be raised in respect of the (underlying) obligation, except for the defences that are personal to the main obligor whose obligations are the object of the suretyship. The provider of a suretyship may not waive the provisions of article 2012 of the Luxembourg Civil Code. It is possible that a Luxembourg court would consider article 2012 of the Luxembourg Civil Code to be a point of Luxembourg international public policy that would set aside the relevant foreign governing law. This, however, would, without prejudice to the opinion given in paragraph 9. above, not affect in a court in Luxembourg the enforcement of a money debt judgement given in the courts of the State of New York.

t.	A Luxembourg company may only encumber its assets or provide guarantees in accordance with its object and in its corporate interest. There is no Luxembourg legislation governing group companies which specifically regulates the establishment, organisation and liability of groups of companies. Consequently, the concept of group interest as opposed to the interest of the individual corporate entity is not expressly recognised. A company may, in principle, not encumber its assets or provide guarantees in favour of group companies in general (at least as far as parent companies and fellow subsidiaries of its parent companies are concerned).

However, based on current Belgian case law (to which Luxembourg courts are likely to refer in this context), and provided that the corporate object allows the granting of guarantees to group companies, we would take the view that a Luxembourg company may, in principle, validly assist other group companies if:

i.	there exists a group;

ii.	it can be demonstrated that the company derives a benefit from granting such assistance (e.g., if more advantageous credit terms can be obtained both at the group level and at the level of the Luxembourg company); and

iii.	the assistance is not in terms of the amounts involved disproportionate to the company’s financial means and the benefits derived from granting such assistance.

If the assistance is deemed contrary to the interest of the company by the courts, its managers may be held liable for action taken in that context. Further, under certain

AIII-9

Goldman Sachs & Co.

J.P. Morgan Securities Inc.

Fleet Securities, Inc.

November     , 2003

circumstances, the managers of the Luxembourg company might incur criminal penalties based on the concept of misappropriation of corporate assets (article 171-1 of the Luxembourg Companies Act). Article 171-1 of the Luxembourg Companies Act makes it a criminal offence for the directors and managers of a Luxembourg company, whether having been officially appointed or being merely shadow directors or managers, if, acting in bad faith, they have made use of corporate assets or of corporate credit for uses other than those required by the interests of such company and for their own personal benefit or for the benefit of companies or enterprises in which they have a direct or indirect interest. It can not ultimately be excluded that, if the relevant transaction were to be considered a misappropriation of corporate assets by a Luxembourg court or if it could be evidenced that the other parties to the transaction were aware of the fact that the transaction was not in the corporate interest and for the corporate benefit of the Luxembourg company, the transaction might be declared void based on the concept of illegal cause (cause illicite).

u.	Pursuant to Luxembourg case law, the granting of exequatur is subject to the following requirements:

•	the foreign court order must be enforceable in the country of origin,

•	the court of origin must have had jurisdiction both according to its own laws and to the Luxembourg conflict of jurisdictions rules,

•	the foreign procedure must have been regular in light of the laws of the country of origin,

•	the foreign decision must not violate the rights of defense,

•	the foreign court must have applied the law which is designated by the Luxembourg conflict of laws rules, or, at least, the order must not contravene the principles underlying these rules,

•	the considerations of the foreign order as well as the judgement as such must not contravene Luxembourg international public order, and

•	the foreign order must not have been rendered subsequent to an evasion of Luxembourg law (« fraude à la loi »).

v.	A Luxembourg court might not give effect to a clause purporting to determine the date on which notice is deemed to have been made.

w.	The discretion of the Trustee under the Indenture would have to be exercised in good faith.

x.	We express no opinion as regards the recognition of trusts in Luxembourg.

y.

We express no tax opinion whatsoever in respect of the Company or Newco or the tax consequences of the transactions contemplated by the Opinion Documents (or any document in connection therewith) and we express no opinion on matters of fact or on matters other than those expressly set forth in this legal opinion, and no opinion is, or may be, implied or inferred herefrom. No opinion is given as to whether the performance

AIII-10

Goldman Sachs & Co.

J.P. Morgan Securities Inc.

Fleet Securities, Inc.

November     , 2003

of the Opinion Documents would cause any borrowing limits, debt/equity or other ratios possibly agreed with the tax authorities to be exceeded nor as to the consequences thereof.

z.	With your consent, we have not made any enquiry regarding, and no opinion is expressed or implied in relation to, the accuracy of any representation or warranty given by, or concerning, any of the parties to the Opinion Documents or whether such parties or any of them have complied with or will comply with any covenant or undertaking given by them or the terms and conditions of any obligations binding upon them, save as expressly provided herein.

aa.	Payments made, as well as other transactions (listed in the pertinent section of the Luxembourg Commercial Code) concluded or performed, during the so-called suspect period (période suspecte) which is fixed by the Luxembourg court and dates back not more than 6 months as from the date on which the Luxembourg court formally adjudicates a person bankrupt, and, as for specific payments and transactions, during an additional period of ten days before the commencement of such period, are subject to cancellation by the Luxembourg court upon proceedings instituted by the Luxembourg insolvency receiver (curateur).

In particular,

i.	article 445 of the Luxembourg Commercial Code sets out that, during the suspect period and an additional period of ten days preceding the suspect period fixed by the court, specified transactions (e.g., the granting of a security interest for antecedent debts; the payment of debts which have not fallen due, whether payment is made in cash or by way of assignment, sale, set-off or by any other means; the payment of debts which have fallen due by any other means than in cash or by bill of exchange; the sale of assets without consideration or for materially inadequate consideration) must be set aside or declared null and void, as the case may be, if so requested by the insolvency;

ii.	article 446 of the Luxembourg Commercial Code states that payments made for matured debts as well as other transactions concluded for consideration during the suspect period are subject to cancellation by the court upon proceedings instituted by the insolvency receiver if they were concluded with the knowledge of the bankrupt’s cessation of payments; and

iii.	regardless of the suspect period, article 448 of the Luxembourg Commercial Code and article 1167 of the Luxembourg Civil Code (actio pauliana) give the creditor the right to challenge any fraudulent payments and transactions made prior to the bankruptcy, without limitation of time.

bb.	Specific creditors benefit from privileged rights by virtue of Luxembourg law and may take precedence over the rights of other secured or unsecured creditors. For instance, the Luxembourg tax authorities, the Luxembourg social security institutions and the salaried employees (if any) benefit from a general privilege over movables in relation to specific claims determined by law; this general privilege in principle takes precedence over the privilege of any secured creditors.

AIII-11

Goldman Sachs & Co.

J.P. Morgan Securities Inc.

Fleet Securities, Inc.

November     , 2003

cc.	The opinion expressed in paragraph 13. above is qualified as follows:

i.	that a search at the Luxembourg trade and companies register and/or at the clerk’s office of the Luxembourg district court (sitting in commercial matters) is not necessarily capable of conclusively revealing whether or not a winding-up petition or a petition for the making of an administration or bankruptcy order or similar action has been presented; and

ii.	that the corporate documents (including, but not limited to, the notice of a winding-up order or resolution, notice of the appointment of a receiver, manager, administrator or administrative receiver) may not be held at the Luxembourg trade and companies register and/or at the clerk’s office of the Luxembourg district court (sitting in commercial matters) immediately and there may be a delay in the relevant notice appearing on the files regarding the relevant party.

dd.	As used in this opinion, the term enforceable means that each obligation or document is of a type enforced by the Luxembourg courts. It is not certain, however, that each obligation or document will be enforced in accordance with its terms in every circumstance, enforcement being subject to, inter alia, the nature of the remedies available in the Luxembourg courts, the acceptance by such court of jurisdiction, the discretion of the courts (within the limits of Luxembourg law), the power of such courts to stay proceedings, the provisions of Luxembourg civil procedure rules regarding remedies and enforcement measures available under Luxembourg law. Enforcement may further be limited by general principles of equity and good faith.

ee.	The question as to whether or not any provision of the Opinion Documents which may be invalid on account of illegality may be severed from the other provisions thereof in order to save those other provisions would be determined by the Luxembourg courts in their discretion.

ff.	This legal opinion is as of this date and we undertake no obligation to update it or advise of changes hereafter occurring. We express no opinion as to any matters other than those expressly set forth herein, and no opinion is, or may be, implied or inferred herefrom. We express no opinion on any economic, financial or statistical information contained in the Opinion Documents (or any document in connection therewith).

This legal opinion is given on the express basis, accepted by each person who is entitled to rely on it, that this legal opinion and all rights, obligations or liability in relation to it are governed by, and shall be construed in accordance with, Luxembourg law and that any action or claim in relation to it can only be brought before the courts of Luxembourg.

Luxembourg legal concepts are expressed in English terms and not in their original French or German terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. It should be noted that there are always irreconcilable differences between languages making it impossible to guarantee a

AIII-12

Goldman Sachs & Co.

J.P. Morgan Securities Inc.

Fleet Securities, Inc.

November     , 2003

totally accurate translation or interpretation. In particular, there are always some legal concepts which exist in one jurisdiction and not in another, and in those cases it is bound to be difficult to provide a completely satisfactory translation or interpretation because the vocabulary is missing from the language. We accept no responsibility for omissions or inaccuracies to the extent that any are attributable to such factors.

This legal opinion is given to you exclusively in connection with the Opinion Documents. You may not give copies of this legal opinion to others, or enable or allow any person or persons to quote, rely upon or otherwise use part or all of this legal opinion without our prior written permission.

Yours	faithfully,

ALLEN & OVERY

LUXEMBOURG

Marc Feider

AIII-13

Goldman Sachs & Co.

J.P. Morgan Securities Inc.

Fleet Securities, Inc.

November     , 2003

Schedule

1.	the Purchase Agreement dated [date]
2.	the Exchange and Registration Rights Agreement dated [date]
3.	the Indenture dated [date]
4.	the Note dated [date]
5.	the Notation of Guarantee dated [date]
6.	the Offering Circular dated [date]
7.	the restated articles of association of the Company as of 23 Mai 2002
8.	the minutes of the meeting of the Board of Managers of the Company dated [date]
9.	the articles of association of Newco as of 11 January 2001
10.	the minutes of the meeting of the Board of Managers of Newco dated [date]

AIII-14

ANNEX IV

Opinion of Mouaimis & Mouaimis

Goldman, Sachs & Co

J.P. Morgan Securities Inc.]

Fleet Securities, Inc.

As representatives of the several Purchasers

named in the Schedule hereto

c/o Goldman, Sachs & Co

85 Broad Street

New York, New York 10004

U.S.A.

BY FAX & COURIER

Dear Sirs,

SRA Technologies Cyprus, Limited (“the Cyprus Guarantor”)

1.1	You have asked us to render an opinion in connection with the issue of up to $170,000,000 aggregate principal amount of senior unsecured notes (“the Notes”) to certain investors through a sale to Goldman, Sachs & Co and certain other initial purchasers (“the Initial Purchasers”), unconditionally guaranteed as to the payment of principal, premium and interest by the Cyprus Guarantor and the guarantors named below (collectively “the Guarantors”), governed (inter alia) by the under-mentioned documents.

1.2	Words and expressions used in this opinion shall bear the same meanings as defined in the Purchase Agreement dated as of the [ ], 2003 among the Cyprus Guarantor, Stratus Technologies, Inc. (“Stratus Delaware”), Stratus Technologies International, S.à r.l. (“the Luxembourg Guarantor”), Stratus Equity S.à r.l., Stratus Technologies Bermuda, Ltd. (“the Bermuda Guarantor”), Stratus Technologies Ireland Limited and Stratus Research & Development Limited (each an “Ireland Guarantor”) Cemprus Technologies, Inc. and Cemprus LLC (each an “Delaware Guarantor”) and the Initial Purchasers (“the Purchase Agreement”).

1.3	For the purposes of this opinion, we have reviewed:

(a)	the Purchase Agreement;

(b)	the Indenture dated as of [ ], 2003 between Stratus Delaware, the Guarantors, and U.S. Bank National Association as Trustee, pursuant to which the Notes will be issued (“the Indenture”);

(c)	the Exchange and Registration Rights Agreement dated as of [ ], 2003 among Stratus Delaware, the Guarantors and the Initial Purchasers pursuant to which Stratus Delaware agreed to exchange the Notes for registered notes or register the Notes for resale (“the Registration Rights Agreement”);

AIV-1

(d)	the Notation of Guarantee dated as of [ ], 2003 made bythe Cyprus Guarantor pursuant to which the Cyprus Guarantor guarantees the due and punctual payment of the principal of, premium, if any, and interest on the Notethe Notes (“the Note Guarantee”);

(e)	the Intangible Property License Agreement dated as of February 25, 2002, between Stratus Technologies Ireland Limited and the Cyprus Guarantor, amended as of February 11, 2003 (“the License Agreement”);

(f)	the Certificate of Incorporation and the Memorandum and Articles of Association (together “the By-laws”) of the Cyprus Guarantor;

(g)	the Unanimous Written Resolutions of the Board of Directors of the Cyprus Guarantor approving and authorizing the execution and delivery of each of the documents to which the Cyprus Guarantor is a party and all agreements, documents and instruments contemplated thereby; and

(i)	all other documents, approvals and consents of whatever nature and wherever kept which it was, in our judgment and to our knowledge, necessary or appropriate to examine to enable us to give the opinion expressed below.

1.4	We have further assumed for such purposes:

(a)	the genuineness of all signatures and seals and the authenticity and completeness of all the documents submitted to us as originals;

(b)	any documents previously seen by us in draft have been executed in substantially the form of the drafts seen by us;

(c)	the conformity to the originals of all documents submitted to us as copies and the authenticity and completeness of the originals of such documents;

(d)	that all documents purporting to bear the common seal of the Cyprus Guarantor whether submitted to us as originals or as copies had been impressed with a seal which truly was the common seal of the Cyprus Guarantor;

(e)	that the resolutions of the Board of Directors of the Cyprus Guarantor were passed unanimously by all the Directors in good faith in the interests of the Cyprus Guarantor and not for any ulterior purpose;

(f)	that to the best of our knowledge the Cyprus Guarantor was not at the time when it entered into the documents unable to pay its debts (within the meaning of section 212 of the Cyprus Companies Law Cap.113) and did not by virtue of incurring liabilities thereunder become so unable; and

(g)	that there are no facts which have not been disclosed to us which would be relevant to our opinions expressed herein.

2.	The opinion set forth herein relates solely to and should be construed in accordance with Cypriot law as the same was in force as at the date hereof. We are not qualified to, and nor do we, express any opinion as to the law of any other jurisdiction.

AIV-2

3.	On the basis of the foregoing and subject to the qualifications set forth below, we are of the opinion that:

(a)	The Cyprus Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

(b)	The Purchase Agreement has been duly authorized, executed and delivered by the Cyprus Guarantor.

(c)	The Indenture has been duly authorized, executed and delivered by the Cyprus Guarantor.

(d)	The Registration Rights Agreement has been duly authorized, executed and delivered by the Cyprus Guarantor.

(e)	The Guarantee by the Cyprus Guarantor has been duly authorized, executed and delivered by the Cyprus Guarantor.

(f)	The Exchange Guarantee has been duly authorized by the Cyprus Guarantor.

(g)	The License Agreement has been duly authorized, executed and delivered by the Cyprus Guarantor.

(h)	The issue and sale of the Guarantees by the Cyprus Guarantor and the compliance by the Cyprus Guarantor with all of the provisions of its Notation of Guarantee, the Exchange Guarantee, the Indenture, the Registration Rights Agreement, the Purchase Agreement and the License Agreement (collectively “the Agreements” and each one of them “the Agreement”) and the consummation of the transactions therein contemplated and the use of proceeds of the Notes as contemplated by the Officering Circular relating to the Notes, dated [ ], 2003 (“the Offering Circular”) would not conflict with or result in a breach or violation of:

(i)	any of the provisions of the Certificate of Incorporation or By-laws of the Cyprus Guarantor; or

(ii)	any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Cyprus Guarantor or any of its properties.

(i)	No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body having jurisdiction over the Cyprus Guarantor is required for the issue and sale of the Guarantees or the consummation by the Cyprus Guarantor of the transactions contemplated by the Purchase Agreement, the Registration Rights Agreement, the Guarantees or the Indenture except for such consents, approvals, authorizations, registrations or qualifications as may be required under United States state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers.

AIV-3

(j)	To the best of our knowledge there are no pending or threatened actions, suits, proceedings or investigations before any court, board of arbitration, governmental agency, commission or official in Cyprus against or affecting the Cyprus Guarantor the outcome of which in the aggregate could materially adversely affect the financial position, operations or prospects of the Cyprus Guarantor or the outcome of which in the aggregate could materially impair the ability of the Cyprus Guarantor to conduct its business or to perform its obligations under any of the Agreements, nor to the best of our knowledge after due inquiry, is there any basis for any such actions or proceedings.

(k)	The Agreements are in proper legal form for enforcement against the Cyprus Guarantor in accordance with their respective terms. None of the Agreements contains any provision which is contrary to law in Cyprus or which for any reason would not be upheld by the Courts in Cyprus, and there is no principle of Cyprus law which would render any of the Agreements or any provision of any Agreement contrary to law or to be otherwise unenforceable in any action brought in respect thereof in a Cyprus Court and no provision of Cyprus law prevents or would prevent any of the parties to any of the Agreements from entering into or performing their respective obligations thereunder.

(l)	The Cyprus Guarantor is not entitled to immunity from suit, execution, attachment or other legal process under the laws of Cyprus and the submission to jurisdiction and appointment of process agents and the consent and waiver of immunity by the Cyprus Guarantor in the Agreements are valid under Cyprus law.

(m)	It is not required that any Agreement be notarized, filed, registered or recorded in a public office or elsewhere in Cyprus, or that any other instrument, document or notice relating thereto be executed, delivered, filed, registered, recorded or served in Cyprus in order to ensure the validity, effectiveness, performance or enforceability of such Agreement against or by the Cyprus Guarantor other than any such notarizations, filings, registrations or recordings, as the case may be, that have been done and duly completed.

(n)	No deduction or withholding (whether on account of any tax, levy, impost, duty, charge or fee of any nature and whatever called) will be required from any payment by the Cyprus Guarantor under the Notes or its Guarantee.

(o)	Except as has already been paid, no stamp duty, registration charge, documentary or similar tax will be payable in respect of the entry into, performance of obligations under or enforcement of any of the Agreements or to render any other Agreements enforceable in Cyprus.

(p)	The submission by the Cyprus Guarantor to the jurisdiction of the courts of the State of New York in the county of New York or of the United States of America for the Southern District of New York in connection with any action arising or relating to any of the Agreements does not violate any restriction imposed by any law in Cyprus.

(q)	Any judgment or order given or made by the courts of Cyprus for the enforcement of any of the Agreements may be expressed in United States Dollars, as specified in such Agreements.

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(r)	Any final and conclusive judgment for a define sum of money is obtained against the Cyprus Guarantor in a court of the State of New York or in a court of the United States of America may, without re-examination of issues of fact, be enforced subject to Cyprus public policy in a suit in Cyprus and be conclusive as to any matter thereby directly adjudicated upon between the same parties or any parties litigating under such parties. This opinion, however, is not to be taken to imply that a Cyprus Court if it were the forum would necessarily grant any remedy, the availability of which is subject to equitable consideration or which is otherwise in the discretion of the court.

(s)	Under the laws of Cyprus in force at the date of this opinion letter, the claims of Holders of Notes against the Cyprus Guarantor would rank at least pari passu with the claims of all its unsecured creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

(t)	There is no applicable usury or interest limitation law which may restrict the recovery of payments in accordance with the Agreements.

(u)	To the best of our knowledge the Cyprus Guarantor is not in violation of its Articles of Association or Bylaws and no default by the Cyprus Guarantor exists in the due performance or observance of any material obligation, agreement, covenant or condition binding on it.

(v)	The information in the Offering Circular under the heading “Enforcement of Civil Liabilities”in so far as it purports to describe provisions of Cyprus law are fair, accurate and complete.

(w)	The duties and obligations of the Trustee under the Indenture would, as a mater of the provisions of Cyprus law relating to conflicts of laws, be determined solely by reference to New York law. Accordingly, there are no provisions of Cyprus law which will impose duties on the Trustee or modify the trust relationship between the Trustee and the holders of the Notes established pursuant to the Indenture.

4. Our opinion is subject to the following qualifications:

I	No opinion is expressed on the effectiveness of any provision of the Agreements which has the effect of imposing or increasing any rate of interest or other amount which may be payable on default or breach, such a provision being subject to the possibility of being characterised as an unenforceable contractual penalty.

II	The obligations of the Cyprus Guarantor under the Agreements may be limited or affected by bankruptcy, insolvency, liquidation, and other laws to or affecting the rights of creditors generally. Any attempt to contract out of the mandatory provisions of such laws will be ineffective.

AIV-5

III	The courts in Cyprus may not treat as conclusive any calculation or matter which by the terms of a contract are to be determined by a party thereto or are otherwise to be conclusive, but may inquire into such calculations or matter. Where a contract vests a discretion in any person the courts in Cyprus may require such discretion to be exercised reasonably and objectively.

IV	A court in Cyprus may stay proceedings if concurrent proceedings in respect of any of the Agreements is being brought elsewhere.

V	A court in Cyprus would be prepared to render judgment for a monetary amount in a foreign currency, but the amount may have to be converted into Cyprus pounds for the purposes of enforcement of such judgment within Cyprus. Additionally, foreign currency amounts for which a creditor proves in a winding up of the Cyprus Guarantor must be converted into Cyprus pounds at the rate prevailing at the date of the winding up order or resolution.

VI	The Cyprus Guarantor might be able to raise defenses and claims available to sureties notwithstanding the terms of any of the Agreements in that regard.

VII	Claims and obligations may become subject to set-off or counterclaim in legal actions being brought in Cyprus notwithstanding any provision of any of the Agreements to the contrary.

VIII	A contract may under the laws of Cyprus be void or liable to be avoided if entered into on the basis of a mistake as to fact or if a party thereto was induced to enter into it by a misrepresentation as to fact or by fraud.

5.	This opinion is given for the benefit of the addressees and their legal advisers and may not be relied upon, nor disclosed to, any other person.

6.	Our opinion herein is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter.

Yours faithfully,

Panayotis Mouaimis,

for Mouaimis & Mouaimis.

AIV-6

ANNEX V

Opinion of Hollis & Co.

[                    ], 2003

Goldman, Sachs & Co.

J.P. Morgan Securities Inc.

Fleet Securities, Inc.

As representatives of the several Initial Purchasers

named on Exhibit A hereto

c/o Goldman Sachs & Co.

85 Broad Street

New York, NY 10004

Dear Sirs,

Re: Stratus Technologies Bermuda Ltd. (the “Company”)

We have acted as special legal counsel in Bermuda to the Company in connection with (i) the notation of guarantee dated the date hereof entered into by the Company (the “Guarantee”); (ii) the purchase agreement dated [                    ], 2003 entered into among you, as representatives of the several initial purchasers named on Exhibit A hereto (the “Initial Purchasers”), the Company, Stratus Technologies, Inc., a Delaware corporation (the “Issuer”), Stratus Technologies International S.à r.l., Stratus Equity S.á r.l. (each a “Luxembourg Guarantor”), SRA Technologies Cyprus, Ltd. (the “Cyprus Guarantor”), Stratus Technologies Ireland Limited, Stratus Research & Development Ltd. (each an “Ireland Guarantor”), Cemprus Technologies Inc. (the “Delaware Corporate Guarantor”) and Cemprus LLC (the “Delaware LLC Guarantor,” and together with the Company, the Luxembourg Guarantors, the Cyprus Guarantor, the Ireland Guarantors and the Delaware Corporate Guarantor, the “Guarantors”) (the “Purchase Agreement”); (iii) the indenture dated the date hereof and made between the Issuer, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”) (the “Indenture”); and (iv) the registration rights agreement dated the date hereof entered into among you, as Representatives of the Initial Purchasers, the Company and the Guarantors (the “Registration Rights Agreement”); each in connection with the issuance by the Issuer of its [    ]% Senior Notes due 2008 (the “Notes”) pursuant to a Offering Circular dated [                    ], 2003 (the “Offering Circular”).

We have also acted as special legal counsel in Bermuda to the Company in connection with the intangible property license agreement effective as of February 25, 2002 by and between the Company and SRA Technologies Cyprus Ltd. (together the “Parties”) as subsequently amended by an amendment agreement by and between the Parties effective as of February 11, 2003 (the “License Agreement”).

For the purposes of this opinion, we have been supplied with and have examined, and relied upon executed copies of the following agreements:

(i)	the Guarantee;

(ii)	the Purchase Agreement;

(iii)	the Indenture;

(iv)	the Registration Rights Agreement;

(v)	the License Agreement; and

(vi)	the Offering Circular.

(The agreements referred to in paragraphs (i) to (v) above are hereinafter sometimes collectively referred to as the “Transaction Documents”).

For the purposes of this opinion, we have been supplied with and have examined, and relied upon a draft copy of the notation of guarantee of the Company (the “Exchange Guarantee”) to be endorsed on the Issuer’s new         % Senior Notes due 2008 to be issued in exchange for the Notes pursuant to the registered exchange offer contemplated by the Registration Rights Agreement and included in the Indenture.

We have also examined and relied upon the documents listed, and in some cases defined, in the First Schedule to this opinion (such documents together with the Transaction Documents are hereinafter sometimes collectively referred to as the “Documents”).

Assumptions

In stating our opinion we have assumed:-

(a)	the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b)	the genuineness of all signatures on the Documents;

(c)	the authority, capacity and power of each of the parties, other than the Company in respect of the Transaction Documents, signing the Documents;

(d)	that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(e)	that the Transaction Documents constitute the legal, valid and binding obligations of each of the parties thereto, other than the Company, under the laws of its jurisdiction of incorporation or its jurisdiction of formation;

(f)

that the Transaction Documents have been validly authorised, executed and delivered by each of the parties thereto, other than the Company, and the performance thereof is within the capacity and powers of each such party thereto (other than the Company), and that each such party to which the Company purportedly delivered the Transaction Documents has actually received and accepted delivery of such Transaction Documents;

(g)	that the Transaction Documents will effect, and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws of the State of New York by which they are expressed to be governed (the “Foreign Laws”);

(h)	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of the Transaction Documents or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Transaction Documents is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(i)	that the Company is not carrying on investment business in or from within Bermuda under the provisions of the Investment Business Act 1998 as amended from time to time;

(j)	that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(k)	that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;

(l)	that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the Board of Directors of the Company in a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout and that there is no matter affecting the authority of the Directors to enter into the Transaction Documents, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(m)	that the Company has entered into its obligations under the Transaction Documents in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Transaction Documents would benefit the Company;

(n)	that commercial benefit will be received by the Company in respect of the granting of the Guarantee and the Exchange Guarantee; and

(o)	that when executed and delivered, the Exchange Guarantee will be in a form which does not differ from the draft which we have examined for the purposes of this opinion.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:-

(1)	The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda. The Company possesses the capacity to sue and be sued in its own name and is in good standing (meaning that it has paid all fees and made all filings due in Bermuda) under the laws of Bermuda.

(2)	The Company has all requisite corporate power and authority to enter into, execute and deliver each of the Transaction Documents and the Exchange Guarantee and to perform its obligations under the Transaction Documents and the Exchange Guarantee to which it is a party and to take all action as may be necessary to complete the transactions contemplated thereby.

(3)	The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the transactions contemplated thereby have been duly authorised by all necessary corporate action on the part of the Company.

(4)	The execution, delivery and performance by the Company of the Exchange Guarantee has been duly authorised by all necessary corporate action on the part of the Company.

(5)	The Transaction Documents to which the Company is a party have been duly executed by the Company and each constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

(6)	Subject as otherwise provided in this opinion, no consent, licence or authorisation of, filing with, or other act by or in respect of, any governmental authority or court of Bermuda is required to be obtained by the Company in connection with the execution, delivery or performance by the Company of the Transaction Documents and the Exchange Guarantee or to ensure the legality, validity, admissibility into evidence or enforceability as to the Company, of the Transaction Documents and the Exchange Guarantee.

(7)	The execution, delivery and performance by the Company of the Transaction Documents and the Exchange Guarantee and the transactions contemplated thereby (including the purchase of [4,936,933] Series Preference A Preference Shares and up to [547,356] Ordinary Shares of Stratus Technologies Group, S.A.), do not and will not violate, conflict with or constitute a default under (i) any requirement of any law or any regulation of Bermuda or (ii) the Constitutional Documents.

(8)	Neither the Company nor any of its assets or property enjoys, under Bermuda law, immunity from any legal or other proceedings whatsoever or from enforcement, execution or attachment in respect of its obligations under the Transaction Documents.

(9)

There are, subject as otherwise provided in this opinion, no Bermuda taxes, stamp or documentary taxes, duties or similar charges now due, or which could in the future become due, in connection with the execution, delivery, performance or enforcement of the Transaction Documents and the Exchange Guarantee or the transactions contemplated thereby, or in connection with the admissibility in evidence thereof, and the Company is not required by any Bermuda law or regulation to make any deductions or withholdings in Bermuda from any payment it may make thereunder.

(10)	The financial obligations of the Company under the Guarantee and the Exchange Guarantee rank at least pari passu in priority of payment with all other unsecured and unsubordinated indebtedness (whether actual or contingent) issued, created or assumed by the Company other than indebtedness which is preferred by virtue of any provision of Bermuda law of general application.

(11)	Based solely upon the Company Search and the Litigation Search:

(i)	no litigation, arbitration or administrative or other proceeding of or before any arbitrator or governmental authority of Bermuda is pending against or affecting the Company or against or affecting any of its properties, rights, revenues or assets; and

(ii)	no notice to the Registrar of Companies of the passing of a resolution of members or creditors to wind up or the appointment of a liquidator or receiver has been given. No petition to wind up the Company or application to reorganise its affairs pursuant to a Scheme of Arrangement or application for the appointment of a receiver has been filed with the Supreme Court.

(12)	The choice of the Foreign Laws as the proper law to govern the Transaction Documents is a valid choice of law under Bermuda law and such choice of law would be recognised, upheld and applied by the courts of Bermuda as the proper law of the Transaction Documents in proceedings brought before them in relation to the Transaction Documents, provided that (i) the point is specifically pleaded; (ii) such choice of law is valid and binding under the Foreign Laws; and (iii) recognition would not be contrary to public policy as that term is understood under Bermuda law.

(13)	The submission by the Company to the jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof (the “Foreign Courts”) pursuant to the Transaction Documents is not contrary to Bermuda law and would be recognised by the courts of Bermuda as a legal, valid and binding submission to the jurisdiction of the Foreign Courts, if such submission is accepted by such Foreign Courts and is legal, valid and binding under the Foreign Laws.

(14)	The appointment by the Company of National Registered Agents, Inc., 440 Ninth Avenue, New York, NY 10001 as agent for the receipt of any service of process in respect of the Foreign Laws in connection with any matter arising out of or in connection with the Transaction Agreements is a valid and effective appointment, if such appointment is valid and binding under the Foreign Laws and if no other procedural requirements are necessary in order to validate such appointment.

(15)

A final and conclusive judgment of a foreign court against the Company based upon the Transaction Documents or Exchange Guarantee (other than a court of jurisdiction to which The Judgments (Reciprocal Enforcement) Act, 1958 applies, and it does not apply to the Foreign Courts) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the foreign court’s judgment. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court’s judgment are known, but, on general principles, we would expect such proceedings to be successful provided that:-

(i)	the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda; and

(ii)	the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law.

Enforcement of such a judgment against assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority has indicated that its present policy is to give the consents necessary to enable recovery in the currency of the obligation.

(16)	Information contained in the Offering Circular under the heading “Enforcement of Civil Liabilities” in so far as it purports to describe provisions of Bermuda law is fair, accurate and complete.

(17)	There is no applicable usury or interest limitation law, under Bermuda law, which may restrict the recovery of payments in accordance with the Transaction Documents or the Exchange Guarantee.

Reservations

We have the following reservations:-

(a)	We express no opinion as to the availability of equitable remedies such as specific performance or injunctive relief, or as to any matters which are within the discretion of the courts of Bermuda in respect of any obligations of the Company as set out in the Transaction Documents. In particular, we express no opinion as to the enforceability of any present or future waiver of any provision of law (whether substantive or procedural) or of any right or remedy which might otherwise be available presently or in the future under the Transaction Documents.

(b)	Enforcement of the obligations of the Company under the Transaction Documents may be limited or affected by applicable laws from time to time in effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors’ rights.

(c)	Enforcement of the obligations of the Company may be the subject of a statutory limitation of the time within which such proceedings may be brought.

(d)	We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(e)	Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

(f)	Except as set forth in paragraph 13 herein, we express no opinion as to the validity, binding effect or enforceability of any provision incorporated into any of the Transaction Documents by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies which are available in other jurisdictions.

(g)	We express no opinion as to the validity or binding effect of any provision in the Transaction Documents for the payment of interest at a higher rate on overdue amounts than on amounts which are current, or that liquidated damages are or may be payable. Such a provision may not be enforceable if it could be established that the amount expressed as being payable was in the nature of a penalty; that is to say a requirement for a stipulated sum to be paid irrespective of, or necessarily greater than, the loss likely to be sustained. If it cannot be demonstrated to the Bermuda court that the higher payment was a reasonable pre-estimate of the loss suffered, the court will determine and award what it considers to be reasonable damages. Section 9 of The Interest and Credit Charges (Regulations) Act 1975 provides that the Bermuda courts have discretion as to the amount of interest, if any, payable on the amount of a judgment after date of judgment. If the Court does not exercise that discretion, then interest will accrue at the statutory rate which is currently 7% per annum.

(h)	We express no opinion as to the validity or binding effect of any provision of the Transaction Documents which provides for the severance of illegal, invalid or unenforceable provisions.

(i)	A Bermuda court may refuse to give effect to any provisions of the Transaction Documents in respect of costs of unsuccessful litigation brought before the Bermuda court or where that court has itself made an order for costs.

Disclosure

This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

Hollis & Co.

FIRST SCHEDULE

1.	The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on [ ], 2003 (the “Company Search”).

2.	The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on [ ], 2003 in respect of the Company (the “Litigation Search”).

3.	The Certificate of Incorporation, Memorandum of Association and Bye-laws adopted on 22nd February, 2002 for the Company (collectively referred to as the “Constitutional Documents”).

4.	Minutes of the Meeting of the Board of Directors of the Company held on [ ], 2003 (the “Resolutions”).

5.	The Register of Shareholders in respect of the Company.

6.	The Register of Directors and Officers in respect of the Company.

7.	A Certificate of Compliance dated [ ], 2003 issued by the Ministry of Finance in respect of the Company.

Exhibit A

To come

ANNEX VI

Opinion of A & L Goodbody

Draft 4: 6/11/03 (01 323352)

To: Addressee set out in Schedule 1

Dear Sirs,

We are issuing this opinion letter in our capacity as Irish legal counsel to Stratus Technologies Ireland Limited (Stratus Ireland) and Stratus Research and Development Limited (Stratus R&D) and Stratus Technologies, Inc., a Delaware corporation (the Seller), in accordance with the requirement set out in Section 7(f) of the Purchase Agreement dated as of          day of November 2003 (the Purchase Agreement), among the Seller, the Guarantors (as defined therein) and you (the Initial Purchasers).

All capitalised terms used herein and not defined herein shall have the meanings given to such terms in the Purchase Agreement. In particular, the term “Operative Documents” refers collectively, the Indenture, the Registration Rights Agreement and the Purchase Agreement.

This opinion is confined to Irish law as applied by the Irish courts and is given on the basis that it will be governed by and construed in accordance with Irish law.

Stratus Ireland and Stratus R&D shall be referred to in this opinion as Ireland Guarantors.

1.	We have examined the following:

1.1.	[facsimile copies of] the Agreements as more particularly set out in Schedule 2 hereto (together the Agreements ), and

1.2.	a corporate certificate (the Certificates) of each Ireland Guarantor dated November 2003 attaching:

1.2.1.	copies of the certificate of incorporation, the certificates on change of name and memorandum and articles of association of such company;

1.2.2.	unanimous written resolution of the members of each Ireland Guarantor authorising and approving the provision of financial assistance in accordance with the provisions of Section 60 of the Companies Act, 1963-201;

1.2.3.	statutory declaration of a majority of the directors pursuant to the provisions of Section 60 of the Companies Act, 1963-2001;

1.2.4.	minutes of a meeting of the board of directors held on 4 day of November, 2003 considering the provision of financial assistance in connection with

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the transaction and subsequent minutes of the board of directors meeting held on 4 day of November, 2003 following the completion of Section 60 approval procedure in accordance with Section 60(2) and authorising and approving the entering into the Agreements in connection with the transaction.

1.2.5.	a copy of the power of attorney of such company dated 4 November, 2003.

and such other documents as we have considered necessary or desirable to examine in order that we may give this opinion.

2.	For the purpose of giving this opinion we have assumed:

2.1.	the authenticity of all documents submitted to us as originals and the completeness and conformity to the originals of all copies of documents of any kind furnished to us;

2.2.	that the copies produced to us of minutes of meetings and/or of resolutions and/or the statutory declarations are true copies and correctly record the proceedings of such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened and held and that all resolutions set out in such meetings were duly passed and are in full force and effect and the statutory declaration of each Ireland Guarantor was properly made, is in full force and effect and will be filed with the Registrar of Companies within 21 days of the giving of the relevant financial assistance. In this regard, we confirm that we will make the relevant filing within the required period;

2.3.	the genuineness of the signatures and seals on all original and copy documents which we have examined;

2.4.	that the memorandum and articles of association of each Ireland Guarantor are correct and up to date;

2.5.	the accuracy and completeness as to factual matters of the representations and warranties of each Ireland Guarantor contained in the Operative Documents and the accuracy of the Certificates (which are attached to this letter) provided to us in connection with the Operative Documents and the transactions contemplated by the Operative Documents.

2.6.	that there are no agreements or arrangements in existence which in any way amend or vary the terms of the transactions as disclosed by the Agreements;

2.7.	without having made any investigation, that the terms of the Agreements are lawful and fully enforceable under the laws of the State of New York and any other applicable laws other than the laws of Ireland;

2.8.	that the Notes, and any Exchange Securities are issued in reliance on Rule 144A under the Securities Act 1933 (USA) to qualified institutional buyers in the USA and cleared through a clearing system recognised by the Irish Revenue

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Commissioners (Euroclear is so recognised) and that the Paying Agent through which interest on the Notes, or the Exchange Notes, is actually paid will not be resident in Ireland and will not carry on a trade in Ireland through a branch or agency;

2.9.	the accuracy and completeness of all information appearing on public records;

2.10.	that each Ireland Guarantor has entered into the transactions as disclosed by the Agreements in good faith, for its legitimate business purposes, for good consideration, and that it derives commercial benefit from the transactions commensurate with the risks undertaken by it in the transactions;

2.11.

(a)       the offer and sale of the Notes and related Guarantees by the Seller to the Initial Purchasers and the initial resale of the Notes and related Guarantees by the Initial Purchasers will be conducted in the manner described in and subject to the restrictions set out in the Offering Circular and the Purchase Agreement; and

(b)	there will be no public offering in Ireland or elsewhere by means of any document other than the Offering Circular; and

(c)	any application form issued in connection therewith has attached to it the Offering Circular or indicates where the Offering Circular may be obtained or inspected; and

2.12.	that each Initial Purchaser appointed under the Purchase Agreement, to the extent that its activities in relation to the offer and sale of the Notes and the related Guarantees will constitute operating in Ireland and acting as an investment business firm is exempt from the requirement to have an authorisation to do so, or is acting under and within the terms of an authorisation to do so, which authorisation has been given by the supervisory authority under the Investment Intermediaries Act, 1995 or a competent authority for the purposes of Council Directive 95/22/EC of 10th May, 1993 as amended or extended from time to time, in another member state.

3.	We express no opinion as to any matters falling to be determined other than under the laws of Ireland and, without reference to provisions of other laws imported by Irish private international law, in Ireland as of the date of this letter. Subject to that qualification and to the other qualifications set out herein, we are of the opinion that :

3.1.	each Ireland Guarantor is a company duly incorporated under the laws of Ireland and is a separate legal entity, subject to suit in its own name. Based only on searches carried out in the Irish Companies Registration Office and the Central Office of the High Court on November, 2003, each Ireland Guarantor is validly existing under the laws of Ireland and no steps have been taken or are being taken to appoint a receiver, examiner or liquidator over it or to wind it up;

3.2.	each Ireland Guarantor has the necessary power and capacity to enter into the Agreements and, save for the 2002 Royalty Agreements which with your agreement, we express no opinion as to due execution, all necessary corporate and other action has been taken, to enable each Ireland Guarantor to execute,

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deliver and perform the obligations undertaken by it under the Operative Documents to which it is a party, including the Loan Agreement and the Feb 2002 Royalty Agreements.

The implementation by each Ireland Guarantor of the foregoing will not cause:

3.2.1.	any breach of its memorandum and articles of association or any limit on it or its directors (whether imposed on the documents constituting the relevant Ireland Guarantor or by statute or regulation) to be exceeded; or

3.2.2.	any law or order to be contravened;

3.3.	the notations of Guarantee of each Ireland Guarantor to be endorsed on Stratus Technologies, Inc. new notes (the Exchange Notes) to be issued in exchange for the notes pursuant to the registered exchange offer contemplated by the Registration Rights Agreement and/or included in the Indenture have been duly authorised by all necessary corporate and other action of each Ireland Guarantor;

3.4.	each of the Agreements (other than the 2002 Royalty Agreement on which we express no opinion as to due execution) to which an Ireland Guarantor is party, has been duly executed on its behalf and the obligations on the part of such Ireland Guarantor under the Agreements are valid and legally binding on and are in a form capable of enforcement against such Ireland Guarantor under the laws of Ireland in the courts of Ireland, in accordance with their terms;

3.5.	no authorisations, approvals, licences, exemptions or consents of governmental or regulatory authorities with respect to the agreements are required to be obtained in Ireland, or for the use of proceeds from the issuance of the Notes by the Seller as described in the Offering Circular, except for such consent, approvals, authorisations, registrations or qualifications as may be required pursuant to Regulation 13 of the European Communities (Stock Exchange) Regulations 1989 and statements in lieu of prospectus prepared by each Ireland Guarantor pursuant to Section 54 of the Companies Act, 1963, in each case for the Irish Registrar of Companies for registration;

3.6.	the offer and sale of the Notes by the Seller to the Initial Purchaser and the initial resale of the Notes by the Initial Purchasers in the manner contemplated by, and in accordance with the restrictions set out in the Purchaser Agreement and the Offering Circular) (including without limitation, with the benefit of the Guarantee) will not be in violation of any of the laws of Ireland relating to the issue of debentures, it being understood that no opinion is expressed as to any subsequent resale of the Notes and or Guarantees;

3.7.	under the laws of Ireland in force at the date hereof, the claims against the Ireland Guarantors will rank at least pari passu with the claims of all other unsecured creditors, except claims which rank at law as preferential claims in a winding up, examinership or receivership;

3.8.	it is not necessary or advisable under the laws of Ireland in order to ensure the validity, enforceability or priority of the obligations or rights of any party to the

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Agreements, that any of the Agreements be filed, registered, recorded other than the requirement to file the Statutory Declaration referred to in 1.2.3 above with the Companies Registration Office within 21 days after the date on which the financial assistance is given;

3.9.	no Ireland Guarantor is entitled to claim any immunity from suit, execution, attachment or other legal process in Ireland;

3.10.	in any proceedings taken in Ireland for the enforcement of the Agreements governed by the law of the State of New York, or Cyprus in the case of the 2002 Royalty Agreement the choice of the laws of the State of New York or Cyprus (as appropriate) as the governing law of such Agreements and the enforceability of such Agreements would be upheld by the Irish Courts; provided that evidence of the provisions of the laws of the State of New York are adjudged and proved to the satisfaction of the Irish courts; and provided further that such choice of law is not considered contrary to public policy, illegal, or made in bad faith. As at the date hereof, and subject to the statements made in this opinion, we are not aware of any circumstances concerning the transactions contemplated by the Agreements that would give rise to an Irish court holding that such transactions violate Irish public policy but it should be noted that matters of public policy are constantly evolving;

3.11.	the submission by the parties to the non-exclusive jurisdiction of the courts of the State of New York in the Agreements (other than the 2002 Royalty Agreement) will be upheld by the Irish courts;

3.12.	in any proceedings taken in Ireland for the enforcement of a judgment obtained against the Company in the courts of the State of New York or Cyprus (each a Foreign Judgment) a Foreign Judgment should be recognised and enforced by the courts of Ireland save that to enforce such a Foreign Judgment in Ireland it would be necessary to obtain an order of the Irish courts. Such order should be granted on proper proof of the Foreign Judgment without any re-trial or examination of the merits of the case subject to the following qualifications:

3.12.1.	that the foreign court had jurisdiction, according to the laws of Ireland;

3.12.2.	that the Foreign Judgment was not obtained by fraud;

3.12.3.	that the Foreign Judgment is not contrary to public policy or natural justice as understood in Irish law;

3.12.4.	that the Foreign Judgment is final and conclusive;

3.12.5.	that the Foreign Judgment is for a definite sum of money; and

3.12.6.	that the procedural rules of the court giving the Foreign Judgment have been observed.

Any such order of the Irish courts may be expressed in a currency other than euro in respect of the amount due and payable by an Ireland Guarantor but such order may be issued out of the Central Office of the Irish High Court expressed in

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euro by reference to the official rate of exchange prevailing on the date of issue of such order. However, in the event of a winding up of an Ireland Guarantor, amounts claimed by against an Ireland Guarantor in a currency other than the euro (the Foreign Currency) would, to the extent properly payable in the winding up, be paid if not in the Foreign Currency in the euro equivalent of the amount due in the Foreign Currency converted at the rate of exchange pertaining on the date of the commencement of such winding up;

3.13.	it is not necessary under the laws of Ireland (a) in order to enable each Initial Purchaser to enforce its rights under the Agreements or (b) by reason of the execution of the Agreements, that it should be licensed, qualified or otherwise entitled to carry on business in Ireland;

3.14.	no ad valorem tax or duty, registration tax, stamp duty or any other similar tax or duty will be imposed by a competent authority of or within Ireland on, (1) the creation, issue or delivery of the Notes and the related Guarantees in accordance with the terms of the Purchase Agreement and in the manner contemplated by the Offering Circular; (2) the execution and delivery of the Operative Documents; or (3) the performance of the transactions as contemplated thereby provided that (i) such transactions described in 3.14 do not relate to Irish land or Irish stocks and marketable securities and (ii) the Note executed pursuant to the Loan Agreement is stamped prior to execution with 15 cent (€0.15);

3.15.	there is no applicable usury or interest limitation law which may restrict the recovery of payments in accordance with the agreements; and

3.16.	Under the laws of Ireland in force at the date hereof, the Ireland Guarantors will not be obliged to make any deduction or withholding from any payment they may make pursuant to Article XI Security Guarantees of the Indenture except, perhaps, to the extent that such payment constitutes “interest” with an Irish source or payable to Irish resident or ordinarily resident persons. If a withholding obligation is imposed on an Ireland Guarantor in such circumstances, the holders of Notes may be able to claim exemption from the withholding under the terms of one of Ireland’s double tax agreements or under an Irish domestic law provision to the extent they satisfy certain conditions.

4.	The opinions set forth in this opinion letter are given subject to the following qualifications:

4.1.	an order of specific performance or any other equitable remedy is a discretionary remedy and is not available when damages are considered to be an adequate remedy;

4.2.	this opinion is given subject to general provisions of Irish law relating to insolvency, bankruptcy, liquidation, reorganisation, receivership, moratoria, court scheme of arrangement, administration and examination, and the fraudulent preference of creditors and other Irish law generally affecting the rights of creditors;

4.3.	this opinion is subject to the general laws relating to the limitation of actions in Ireland;

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4.4.	a determination, description, calculation, opinion or certificate of any person as to any matter provided for in the Agreements might be held by the Irish courts not to be final, conclusive or binding if it could be shown to have an unreasonable, incorrect, or arbitrary basis or not to have been made in good faith;

4.5.	additional interest imposed by any clause of any Agreement might be held to constitute a penalty and the provisions of that clause imposing additional interest would thus be held to be void. The fact that such provisions are held to be void would not in itself prejudice the legality and enforceability of any other provisions of the relevant Agreement but could restrict the amount recoverable by way of interest under such Agreement;

4.6.	claims may be or become subject to defences of set-off or counter-claim;

4.7.	an Irish court has power to stay an action where it is shown that there is some other forum having competent jurisdiction which is more appropriate for the trial of the action, in which the case can be tried more suitably for the interests of all the parties and the ends of justice, and where staying the action is not inconsistent with the Regulation;

4.8.	the enforceability of severance clauses is at the discretion of the court and may not be enforceable in all circumstances;

4.9.	a waiver of all defences to any proceedings may not be enforceable;

4.10.	provisions in any of the Agreements providing for indemnification resulting from loss suffered on conversion of the amount of a claim made in a foreign currency into euro in a liquidation may not be enforceable;

4.11.	the undertaking contained in the Agreements by the Ireland Guarantors in respect of stamp duty may not be held to be binding on it;

4.12.	an Irish court may refuse to give effect to undertakings contained in any of the Agreements that the Ireland Guarantors will pay legal expenses and costs in respect of any action before the Irish courts;

4.13.	any transfer of, or payment in respect of a guarantee of a Note involving any country which is currently the subject of an Order made by the Minister for Finance of Ireland restricting financial transfers pursuant to the Financial Transfers Act, 1992 and all applicable Statutory Instrument may be subject to such restrictions prescribed by such Orders. Iraq, Mongolia, The Federal Republic of Yugoslavia, The Republic of Serbia, Montenegro, Burma/Myanmar, Zimbabwe, Slobodan Milosevic and associated persons, Osama Bin Laden, Al-Quaida and the Taliban of Afghanistan are currently the subject of such an Order and any transfer of, or payment in respect of, a Note or a guarantee issued in respect of a Note or any other of the agreements involving the government of any country which is currently the subject of United Nations sanctions, any person or body resident in, incorporated in, or constituted under the laws of any such country or exercising public functions in any such country or any person or body controlled by any of the foregoing may be subject to restrictions pursuant to such sanctions as implemented in Irish law.

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4.14.	we express no opinion on any taxation matters other than as expressly set out in paragraph 3.14 the contractual terms of the relevant documents other than by reference to the legal character thereof.

This opinion is addressed only to the Addressee and may be relied upon only by the Addressee for its sole benefit in connection with the transactions and may not be relied on by any assignees of any such persons or any other person.

Yours faithfully,

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Schedule 1

Addressee

Goldman, Sachs & Co.

J.P. Morgan Securities Inc.

Fleet Securities, Inc.

c/o Goldman Sachs & Co.

85 Broad Street

New York, NY10004

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SCHEDULE 2

AGREEMENTS

1.	Purchase Agreement dated November 2003 among Goldman Sachs & Company, J.P. Morgan Securities Inc., Stratus Technologies, Inc. (Seller) and Stratus Technologies Ireland Limited and Stratus Research and Development Limited (each an Ireland Guarantor) and the other Guarantors as defined therein.

2.	Indenture dated the date hereof, among the Seller, the Ireland Guarantors, the other Guarantors and US Bank National Association as trustee.

3.	Registration Rights Agreement dated the date hereof, among the Seller, the Ireland Guarantors and the other Guarantors, Goldman Sachs & Co., as representatives of the several Purchasers named in Schedule 1 to the Purchase Agreement.

4.	Loan Agreement dated the date hereof, between Seller (as lender) and Stratus Technologies Ireland Limited (as borrower) (the Loan Agreement).

5.	Loan Note dated the date hereof from Stratus Technologies Ireland Limited to Seller (the Note).

6.	Intangible Property Licence Agreement dated 2 February 2002 as amended from time to time between Stratus Technologies Ireland Limited and SRA Technologies Cyprus Ltd. (the 2002 Royalty Agreement).

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ANNEX VII

Opinion of Frederick S. Prifty

Goldman, Sachs & Co.

J.P. Morgan Securities Inc.

Fleet Securities, Inc.

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Re: Stratus Technologies, Inc.

Ladies and Gentlemen:

I am General Counsel to Stratus Technologies, Inc., a Delaware corporation (the “Issuer”), and am rendering this opinion in connection with the offering and sale by the Issuer of (i) $170,000,000 aggregate principal amount of its     % Senior Notes due 2008 (the “Notes”) to you pursuant to a Purchase Agreement (the “Purchase Agreement”) dated November     , 2003 among the Issuer, Stratus Technologies International, S.à r.l., an entity organized under the laws of Luxembourg, Stratus Equity S.à r.l., an entity organized under the laws of Luxembourg, SRA Technologies Cyprus, Ltd., an entity organized under the laws of Cyprus, Stratus Technologies Bermuda, Ltd, an entity organized under the laws of Bermuda, Stratus Technologies Ireland Limited, an entity organized under the laws of Ireland, Stratus Research & Development Ltd., an entity organized under the laws of Ireland, Cemprus Technologies Inc., a Delaware corporation, and Cemprus LLC, a Delaware limited liability company (each a “Guarantor” and collectively, the “Guarantors”), and you, as initial purchasers.

In connection with the opinion herein expressed, I have reviewed the final Offering Circular dated November     , 2003 relating to the offering of the Notes (the “Final Circular”). In addition, I have examined originals, or copies certified or otherwise identified to my satisfaction, of the following:

(i) the Purchase Agreement;

(ii) the global Notes issued by the Issuer on the date hereof pursuant to the Indenture and the Purchase Agreement (the “Notes”);

(iii) the Indenture, dated the date hereof, among the Issuer, the Guarantors and U.S. Bank National Association, as trustee (the “Indenture”), including the guarantees of the Notes included therein (the “Guarantees”); and

(iv) the Registration Rights Agreement, dated the date hereof, among you, the Issuer and the Guarantors (the “Registration Rights Agreement”).

The documents described under the foregoing clauses (i) through (iv), together with the “Exchange Securities” referred to in the Purchase Agreement (the “Exchange Securities”) and the guarantees of the Exchange Securities by the Guarantors included in the Indenture (the “Exchange Guarantees”), are referred to herein as the “Documents”. The Issuer and the Guarantors are collectively referred to herein as the “Obligors”.

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In rendering this opinion, I have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to my satisfaction, of such records, agreements, certificates, instruments and other documents as I have considered necessary or appropriate for purposes of this opinion. As to certain factual matters, I have relied to the extent I deemed appropriate and without independent investigation upon the representations and warranties of the Obligors in the Purchase Agreement.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that:

1. The issuance of the Notes, Exchange Securities, Guarantees and Exchange Guarantees and the execution, delivery and performance by any Obligor of the Documents to which it is a party, do not and will not (A) result in a material breach of or material default under any of the material contracts of the Obligors, taken as a whole, which are listed on Schedule A hereto (each a “Material Contract”), or (B) result in or require the creation or imposition of any lien or encumbrance upon any assets of such Obligor under any Material Contract, other than Permitted Liens (as defined in the Indenture).

2. Other than as set forth in the Final Circular, there are no legal or governmental proceedings pending to which the Obligors are a party or of which any property of the Obligors is the subject which, if determined adversely to the Obligors, would, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Obligors; and, to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

The foregoing opinions are subject to the following exceptions, qualifications and limitations:

A. I render no opinion herein as to matters involving the laws of any jurisdiction other than the Commonwealth of Massachusetts and the United States of America. This opinion is limited to the effect of the present state of the laws of the Commonwealth of Massachusetts and the United States of America. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof.

B. I express no opinion with respect to the compliance by any Obligor with, or any financial calculations or data in respect of, financial covenants included in any Material Contract.

The opinion expressed above is solely for your benefit in connection with the transactions contemplated by the Documents and is not to be used for any other purpose, or, circulated, quoted or otherwise referred to for any purpose, without, in each case, my written permission, except that U.S. Bank National Association, in its capacity as Trustee under the Indenture, may rely on my opinion above as if my opinion were addressed to it.

Very truly yours,

Frederick S. Prifty, Esq.

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SCHEDULE A –MATERIAL CONTRACTS

1.	Lease by and between DEK Portfolio LLC and Stratus Computer, Inc. dated January 29, 1999, and Assignment and Assumption Agreement dated February 24, 1999 between DEK Portfolio LLC, Stratus Computer, Inc. and Stratus Technologies, Inc. (f..k.a. Computer (DE), Inc.) for the premises at 111 Powdermill Road, Maynard, Massachusetts.

2.	Manufacturing Services and Product Supply Agreement between Benchmark Electronics, Inc., a Texas corporation, BEI Electronics Ireland Limited, a private unlimited company organized under the laws of the Republic of Ireland and Stratus Technologies Ireland Limited dated February 27, 2002.

3.	Microsoft License Agreement for Server Operating System Products between Microsoft Licensing, Inc. and Stratus Technologies, Inc. effective March 1, 2003, which grants Stratus license rights to the W2K and W2K3 family of Server OS Products.

4.	Letter of Assignment dated April 9, 2003 from Hewlett-Packard Company consenting to the assignment of the following agreements to DNCP Solution, LLC (k/n/a Cemprus LLC) between Lucent Technologies Inc. and Hewlett-Packard Company respecting HP software programs and other products.

•	Agreement for Strategic Cooperation.

•	Trademark Licensing Agreement.

•	Technology Framework Agreement.

•	Commercial Framework Agreement.

5.	Manufacturing Agreement, dated as of April 14, 2000, effective as of June 16, 1999, and First Amendment dated April 30, 2002, between Solectron South Carolina, a South Carolina corporation, and Stratus Technologies Ireland Ltd.

6.	Promissory Note in the amount of $9,450,000 dated April 30, 2002, from Cemprus, LLC (f/n/a DNCP Solution LLC), in favor of Lucent Technologies, Inc.

7.	Contracts and purchase orders with Intel Corporation for the supply of microprocessors for the Company’s ftServer computer systems.

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ANNEX VIII

Comfort Letter of PricewaterhouseCoopers LLP

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ANNEX IX

Chief Financial Officer Certificate

I, Robert C. Laufer, Senior Vice President of Finance and Chief Financial Officer of Stratus Technologies, Inc., a Delaware corporation (the “Company”), hereby certify, in my capacity as an officer of the Company, that:

1. I have reviewed the minutes of the Company’s Board of Directors and the Audit and Finance Committee of the Board of Directors and any letters to Company management provided by PricewaterhouseCoopers LLP during the past three years.

2. The consolidated balance sheets of the Company and its subsidiaries as of [                    ], and the consolidated statements of earnings, shareowners’ equity and cash flows for each of the [two years] in the period ended [                    ], and the related financial statement schedules all included in the offering circular dated [                    ] (the “Offering Circular”) created for use in connection with the offering and sale of the Company’s [                    ]:

a. Comply as to form in all material respects with the applicable accounting requirements of the Securities Act of 1933 (the “Act”) and the related published rules and regulations; and

b. Present fairly, in all material respects, the financial position of the Company and subsidiaries at [                    ], and the results of their operations and cash flows for each of the [two years] in the period ended [                    ], in conformity with accounting principles generally accepted in the United States.

IN WITNESS WHEREOF, I have hereunto signed my name on this [        ] day of [                    ], 2003.

Stratus Technologies, Inc.

By:
Name: Robert C. Laufer
Title: Senior Vice President of Finance and Chief Financial Officer

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